                                    AGREEMENT

                                       AND

                              PLAN OF DISTRIBUTION

                            Dated as of June 9, 1998

                                     between

                          U.S. Office Products Company,

                           Workflow Management, Inc.,

                             School Specialty, Inc.,

                         Aztec Technology Partners, Inc.

                                       and

                          Navigant International, Inc.

                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I

DEFINITIONS.......................................................................................................2
                    SECTION 1.01  General.........................................................................2
                    SECTION 1.02  References; Interpretation.....................................................16

                                   ARTICLE II

PRELIMINARY TRANSACTIONS.........................................................................................16
                    SECTION 2.01  Stock Transfers................................................................16
                    SECTION 2.02  Liabilities....................................................................17
                    SECTION 2.03  Transfer of Certain Licenses and Permits.......................................17
                    SECTION 2.04  Transfer and Assumption Documentation..........................................18
                    SECTION 2.05  Intercompany Accounts..........................................................19
                    SECTION 2.06  Elimination of Guarantees......................................................19
                    SECTION 2.07  Assignments and Transfers Not Effected
                                          Prior to the Distribution..............................................19
                    SECTION 2.08  Debt...........................................................................20
                    SECTION 2.09  Assignment of Acquisition Claims...............................................21
                    SECTION 2.10  Pledged Shares.................................................................21
                    SECTION 2.11  Other Transactions.............................................................21
                    SECTION 2.12  Certain Acquisition Expenses Not Resulting
                                          in the Incurrence of Debt..............................................21

                                   ARTICLE III

THE DISTRIBUTION.................................................................................................22
                    SECTION 3.01  Directors and Employees........................................................22
                    SECTION 3.02  Mechanics of Distribution......................................................22
                    SECTION 3.03  Timing of Distribution.........................................................23

                                   ARTICLE IV

MUTUAL RELEASE...................................................................................................23

                                    ARTICLE V

INDEMNIFICATION..................................................................................................24
                    SECTION 5.01  Indemnification by the Company.................................................24


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                                        i



                    SECTION 5.02  Indemnification by Printco.....................................................25
                    SECTION 5.03  Indemnification by Schoolco....................................................26
                    SECTION 5.04  Indemnification by Techco......................................................26
                    SECTION 5.05  Indemnification by Travelco....................................................27
                    SECTION 5.06  Limitations on Indemnification Obligations.....................................28
                    SECTION 5.07  Procedures for Indemnification of Third Party Claims...........................28
                    SECTION 5.08  Indemnification Payments.......................................................30
                    SECTION 5.09  Defaults.......................................................................30
                    SECTION 5.10  Tax Adjustments................................................................31
                    SECTION 5.11  MCI Agreement..................................................................31
                    SECTION 5.12  Survival of Indemnities........................................................31

                                   ARTICLE VI

COVENANTS........................................................................................................32
                    SECTION 6.01  Provision of Corporate Records.................................................32
                    SECTION 6.02  Access to Information..........................................................32
                    SECTION 6.03  Retention of Records...........................................................32
                    SECTION 6.04  Witness Services...............................................................33
                    SECTION 6.05  Reimbursement..................................................................33
                    SECTION 6.06  Confidentiality................................................................33
                    SECTION 6.07  Further Assurances.............................................................34

                                   ARTICLE VII

INSURANCE........................................................................................................34
                    SECTION 7.01  General........................................................................34
                    SECTION 7.02  Distributed Companies' Insurance...............................................34
                    SECTION 7.03  Access to the Company's Insurance Program......................................35
                    SECTION 7.04  Insurance Recoveries...........................................................35
                    SECTION 7.05  Insurance Representations......................................................35
                    SECTION 7.06  Assignment.....................................................................36
                    SECTION 7.07  Deductibles and Maximums.......................................................36
                    SECTION 7.08  Conflicts Between Article VII and the Company's
                                          Insurance Program......................................................36
                    SECTION 7.09  Maintenance of Insurance Policies..............................................36

                                  ARTICLE VIII

CONDITIONS.......................................................................................................36
                    SECTION 8.01  Conditions to Obligations of the Company.......................................36

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                                       ii


                                   ARTICLE IX

DISPUTE RESOLUTION...............................................................................................38
                    SECTION 9.01  Mediation and Binding Arbitration..............................................38
                    SECTION 9.02  Initiation of Negotiation......................................................38
                    SECTION 9.03  Submission to Mediation........................................................38
                    SECTION 9.04  Selection of Mediator..........................................................38
                    SECTION 9.05  Treatment of Negotiation and Mediation.........................................38
                    SECTION 9.06  Arbitration....................................................................39
                    SECTION 9.07  Confidentiality................................................................40
                    SECTION 9.08  Notices........................................................................40
                    SECTION 9.09  Consolidation..................................................................40

                                    ARTICLE X

MISCELLANEOUS....................................................................................................40
                    SECTION 10.01  Modification, Amendment or Termination........................................40
                    SECTION 10.02  Waiver; Remedies..............................................................40
                    SECTION 10.03  Counterparts..................................................................41
                    SECTION 10.04  Notices.......................................................................41
                    SECTION 10.05  Entire Agreement..............................................................43
                    SECTION 10.06  Certain Obligations...........................................................43
                    SECTION 10.07  Assignment....................................................................43
                    SECTION 10.08  Captions......................................................................43
                    SECTION 10.09  Severability..................................................................43
                    SECTION 10.10  Equitable Relief..............................................................43
                    SECTION 10.11  Third Party Beneficiaries.....................................................44
                    SECTION 10.12  Expenses......................................................................44
                    SECTION 10.13  Exhibits and Schedules........................................................44
                    SECTION 10.14  Governing Law.................................................................44
                    SECTION 10.15  Consent to Jurisdiction.......................................................44
                    SECTION 10.16  Ancillary Agreements..........................................................44
                    SECTION 10.17  Survival of Agreements........................................................45
                    SECTION 10.18  Successors and Assigns........................................................45

                                    EXHIBITS

                    Exhibit I               Employee Benefits Services and Liabilities Agreement
                    Exhibit II              Distributed Company Subsidiaries
                    Exhibit III             Estimated Pro Rata Share Percentages
                    Exhibit IV              Shared Liabilities
                    Exhibit V               Shared Liabilities:  Information Statement Sections
                    Exhibit VI              Tax Allocation Agreement

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                                       iii


                                    SCHEDULES

                    Schedule 2.06           Specified Guarantees
                    Schedule 2.08           Debt Amounts
                    Schedule 2.09           Net Recovery Amounts
                    Schedule 2.10           Distribution of Pledged Shares
                    Schedule 2.11           Other Transactions
                    Schedule 5.11           Terms Applicable to MCI Agreement

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                                       iv


                       AGREEMENT AND PLAN OF DISTRIBUTION

                  AGREEMENT AND PLAN OF DISTRIBUTION dated as of June 9, 1998 (the "Agreement"), between U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Company"), WORKFLOW MANAGEMENT, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Printco"), SCHOOL SPECIALTY, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Schoolco"), AZTEC TECHNOLOGY PARTNERS, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Techco"), and NAVIGANT INTERNATIONAL, INC., a Delaware corporation and wholly owned subsidiary of the Company ("Travelco"). Certain capitalized terms used herein without definition have the meanings specified in Section 1.01.

                              W I T N E S S E T H:

                  WHEREAS the Board of Directors of the Company has approved the form, terms and provisions of this Agreement, pursuant to which and subject to the terms of which (a) the Company will distribute all the issued and outstanding shares of common stock of the Distributed Companies held by the Company (as to the shares of each Distributed Company, the "Printco Common Shares," the "Schoolco Common Shares," the "Techco Common Shares," and the "Travelco Common Shares") to the holders of record of shares of common stock of the Company (the "Company Common Stock"), other than shares held in the treasury of the Company, (b) each Distributed Company will assume entirely such Distributed Company's Liabilities and other liabilities specified herein, (c) each Distributed Company will agree to indemnify the Company and hold it harmless from and against its Pro Rata Share of certain Shared Liabilities and
(d) certain other transactions will be consummated, all as set forth in Article II hereof (the "Preliminary Transactions");

                  WHEREAS the purpose of the Preliminary Transactions and the Distributions is to divest the Company of all businesses, operations and Liabilities other than the Retained Business, Retained Assets and Retained Liabilities of the Company and its Subsidiaries;

                  WHEREAS it is the intention of the parties to this Agreement that for U.S. federal income tax purposes the Distributions shall qualify as tax-free spin-offs under Section 355 of the Code and shall not be taxable under
Section 355(e) of the Code; and

                  WHEREAS in order to effect the separation of ownership of the Company and the Distributed Companies, this Agreement sets forth the principal corporate transactions required to effect the Preliminary Transactions and the Distributions and sets forth other agreements that will govern certain other matters following the Distributions.

                  NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "AAA" shall mean the American Arbitration Association.

                  "Acquisition Agreement" shall mean each of the merger, stock purchase, asset purchase or other acquisition agreements pursuant to which certain of the Distributed Company Subsidiaries (or divisions within such Subsidiaries or Distributed Company) were acquired by the Company or any of its Subsidiaries prior to the Distributions.

                  "Acquisition Claim" shall mean any and all rights or claims that the Company or any of its Subsidiaries may have against the sellers of the Distributed Company Subsidiaries under any of the Acquisition Agreements.

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "Agent" shall mean American Stock Transfer & Trust Company, as transfer agent for the Company.

                  "Ancillary Agreements" shall mean the Employee Benefits Agreement, the Tax Allocation Agreement, the Imagenet Licensing Agreement and the Lead Generation System Licensing Agreement.

                  "Assets" shall mean any and all assets, properties and rights, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including, without limitation, the following:

                  (i) real property interests (including leases), land, plants, buildings and improvements;

                  (ii) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

                  (iii) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies;

                  (iv) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

                  (v) certificates of deposit, banker's acceptances, shares of stock, bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

                  (vi) financial, accounting and operating data and records including, without limitation, books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

                  (vii) patents, patent applications, trademarks, trademark applications and registrations, trade names, service marks, service mark applications and registrations, service names, copyrights and copyright applications and registrations, commercial and technical information including engineering, production and other designs, drawings, specifications, formulae, technology, computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interest and all rights thereto;

                  (viii) agreements, leases, contracts, sale orders, purchase orders, open bids and other commitments and all rights therein;

                  (ix) prepaid expenses, deposits and retentions held by third parties;

                  (x) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

                  (xi) licenses, franchises, permits, authorizations and approvals; and

                  (xii) goodwill and going concern value.

                  "Assignee" shall have the meaning set forth in Section 2.07.

                  "Assignor" shall have the meaning set forth in Section 2.07.

                  "CDR-PC" shall mean CDR-PC Acquisition, L.L.C., a Delaware limited liability company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  "Company" shall have the meaning set forth in the heading of this Agreement.

                  "Company Debt" shall mean all Liabilities of the Company and its Subsidiaries under or arising out of the Company Credit Agreement.

                  "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Company Credit Agreement" shall mean the Credit Agreement, dated as of August 21, 1996, as amended, among the Company, various lending institutions and Bankers Trust Company, as agent.

                  "Company Indemnitees" shall mean the Company, each Affiliate of the Company after the Distribution Date, Clayton, Dubilier & Rice, Inc., CDR-PC, Clayton, Dubilier & Rice Fund V Limited Partnership, CD&R Associates V Limited Partnership, each of their respective partners, members, directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Company Transaction Costs" shall mean Transaction Costs incurred by the Company in connection with the Transactions.

                  "Conveyancing and Assumption Instruments" shall have the meaning set forth in Section 2.04.

                  "Conveyancing Instruments" shall have the meaning set forth in
Section 2.04.

                  "Covered Claims" shall mean those Liabilities that, individually or in the aggregate, and if reported timely, are covered within the terms and conditions of any Policy in the Insurance Program.

                  "Defaulted Payment Obligation" shall have the meaning set forth in Section 5.09.

                  "Dispute" shall have the meaning set forth in Section 9.01.

                  "Distributed Companies" shall mean Printco, Schoolco, Techco and Travelco.

                  "Distributed Companies' Assets" shall mean the Printco Assets, the Schoolco Assets, the Techco Assets and the Travelco Assets.

                  "Distributed Companies' Businesses" shall mean the Printco Business, the Schoolco Business, the Techco Business and the Travelco Business.

                  "Distributed Companies' Indemnitees" shall mean the Printco Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees.

                  "Distributed Companies' Liabilities" shall mean the Printco Liabilities, the Schoolco Liabilities, the Techco Liabilities and the Travelco Liabilities.

                  "Distributed Company Subsidiaries" shall mean the Printco Subsidiaries, the Schoolco Subsidiaries, the Techco Subsidiaries and the Travelco Subsidiaries.

                  "Distributed Company Transaction Costs" shall mean, as to any Distributed Company, the Transaction Costs incurred by such Distributed Company or the Company that relate to such Distributed Company's IPO or credit facilities described in Section 2.08.

                  "Distribution Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the date as of which the Distributions shall be effected.

                  "Distribution Record Date" shall mean such date as hereafter may be determined by the Company's Board of Directors as the record date for the Distributions.

                  "Distribution Shares" shall mean the Printco Common Shares, the Schoolco Common Shares, the Techco Common Shares and the Travelco Common Shares.

                  "Distribution Time" shall mean 11:59 P.M. (Eastern time) on the Distribution Date.

                  "Distributions" shall mean the distributions on the Distribution Date to holders of record of shares of Company Common Stock, as of the Distribution Record Date, other than shares held in the treasury of the Company, of (i) all the Printco Common Shares on the basis of one Printco Common Share for each seven and one-half (7.5) outstanding shares of Company Common Stock, (ii) all the Schoolco Common Shares on the basis of one

Schoolco Common Share for each nine (9) outstanding shares of Company Common Stock, (iii) all the Techco Common Shares on the basis of one Techco Common Share for each five (5) outstanding shares of Company Common Stock, and (iv) all the Travelco Common Shares on the basis of one Travelco Common Share for each ten (10) outstanding shares of Company Common Stock.

                  "Earn-Out Payment Liability" shall mean any contingent cash payment required to be made after the Distribution Date by the Company or any of its Subsidiaries to sellers of certain Distributed Company Subsidiaries (or divisions within such Subsidiaries or Distributed Company) or Retained Subsidiaries (or divisions within such Subsidiaries) under circumstances that may arise under the Acquisition Agreements.

                  "Employee Benefits Agreement" shall mean the Employee Benefits and Services Liabilities Agreement between the Company and the Distributed Companies substantially in the form of Exhibit I hereto.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Guaranteed Liability" shall have the meaning set forth in
Section 2.06.

                  "Guaranteed Party" shall have the meaning set forth in Section 2.06.

                  "Guarantor" shall have the meaning set forth in Section 2.06.

                  "Imagenet Licensing Agreement" shall have the meaning set forth in Schedule 2.11.

                  "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses and any and all out-of-pocket expenses) arising from Third Party Claims or any Indemnifying Party's breach of its obligations under the Ancillary Agreements or this Agreement, including all losses, liabilities, claims, damages, demands, costs or expenses reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in asserting, preserving or enforcing any rights hereunder (including, without limitation, rights under Article V) or under any Ancillary Agreement.

                  "Indemnifying Party" shall have the meaning set forth in
Section 5.06.

                  "Indemnitee" shall have the meaning set forth in Section 5.06.

                  "Information" of a party shall mean any and all information that such party or any of its Representatives furnishes or has furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary," together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided, however, that for the purposes hereof all information relating to the Distributed Companies, the Distributed Companies' Businesses or the Distributed Companies' Assets in the possession of the Company at the Distribution Time shall be deemed to have been furnished by the related Distributed Company and all information relating to the Retained Business or the Retained Assets in the possession of the Distributed Companies or any of the Distributed Company Subsidiaries at the Distribution Time shall be deemed to have been furnished by the Company; provided further, however, that the term "Information" does not include information that:

                         (a) at the time of disclosure is generally available to
and known by the public (other than as a result of a violation of this Agreement or any other confidentiality obligation, whether directly or indirectly, by a party to this Agreement or any of its Representatives);

                         (b) is available to the receiving party on a
non-confidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement regarding such information; or

                         (c) has been independently acquired or developed by the
receiving party without violation of any of the obligations of the receiving party or its Representatives under this Agreement.

                  "Information Statements" shall mean the Information Statements/Prospectuses to be sent to the holders of shares of Company Common Stock, as of the Distribution Record Date, in connection with the Distributions, including any amendments or supplements thereto, which are included as exhibits to the registration statements on Forms S-1 filed by the Distributed Companies, as applicable, under the Securities Act.

                  "Insurance Program" shall mean, collectively, the series of policies pursuant to which various insurance carriers provide insurance coverage to the Company and its Affiliates in respect of claims or occurrences relating to, without limitation, property damage, bodily injury, business interruption, transit, fire, non-owned aircrafts, crime, fiduciary liability, general liability, products' liability, professional liability, automobile liability and employer's liability.

                  "Investment Agreement" shall mean the Investment Agreement dated as of January 12, 1998 between the Company and CDR-PC, as amended by Amendment No. 1 thereto, dated February 3, 1998, and as the same may be amended from time to time.

                  "IPO" shall mean, as to any Distributed Company, the initial public offering of securities to be conducted by such company, which offering is scheduled to occur on or about the Distribution Date.

                  "IPO Prospectus" shall mean, as to any Distributed Company, the Registration Statement/Prospectus prepared in connection with such Distributed Company's IPO.

                  "Liabilities" shall mean any and all debts, liabilities, obligations, claims, damages, fees, costs and expenses, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, those debts, liabilities, obligations, claims, damages, fees, costs and expenses, arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

                  "Mediation Period" shall have the meaning set forth in Section 9.03.

                  "MCI Agreement" shall mean the Special Customer Arrangement, effective as of November 15, 1997, by and between MCI Telecommunications Corporation and the Company.

                  "NASDAQ" shall mean the NASDAQ National Market System.

                  "Nonassignable Contract" shall have the meaning set forth in
Section 2.07.

                  "Person" shall mean any natural person, corporation, trust, limited liability company, joint venture, association, company, partnership, entity, unincorporated organization or government, or any agency or political subdivision thereof.

                  "Pledged Shares" shall mean any Company Common Stock pledged or assigned to the Company as of the Distribution Date as collateral security by sellers of certain of the Distributed Company Subsidiaries (or divisions within such Subsidiaries or Distributed Company) under the Acquisition Agreements.

                  "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  "Preliminary Transactions" shall have the meaning set forth in the recitals to this Agreement.

                  "Printco" shall have the meaning set forth in the heading of this Agreement.

                  "Printco Acquisition Claims" shall mean any and all rights or claims that the Company or any of its Subsidiaries may have against the sellers of Printco and the Printco Subsidiaries (or divisions within such Subsidiaries or Printco) under the Acquisition Agreements pursuant to which Printco and the Printco Subsidiaries (or divisions within such Subsidiaries or Printco) were acquired by the Company or any of its Subsidiaries.

                  "Printco Assets" shall mean (a) the Assets of Printco and the Printco Subsidiaries and (b) the rights of Printco and the Printco Subsidiaries under this Agreement and the Ancillary Agreements; provided, however, that Printco Assets shall not include any claim of Printco against the Company relating to the payment of finders' fees or other compensation in respect of customers referred to the Company by Printco or the payment of rebates or other compensation in respect of office products sold by Printco.

                  "Printco Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by Printco and the Printco Subsidiaries including all businesses, Assets and operations conducted or owned by Printco and the Printco Subsidiaries that have been sold or otherwise disposed of or discontinued.

                  "Printco Common Shares" shall have the meaning set forth in the recitals to this Agreement.

                  "Printco Indemnitees" shall mean Printco, the Printco Subsidiaries, their Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Printco Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Printco and the Printco Subsidiaries under this Agreement or the Ancillary Agreements, (ii) all Liabilities of the Company and its Subsidiaries arising primarily out of or relating primarily to the management or conduct of the Printco Business or the administration of the Printco Subsidiaries, (iii) all Specified Securities Liabilities of Printco, (iv) all Liabilities of the Company relating to any Earn-Out Payment Liabilities arising out of any of the Acquisition Agreements pursuant to which any of the Printco Subsidiaries or any part of the Printco Business was acquired, (v) the Distributed Company Transaction Costs of Printco,

(vi) $1,000,000 of the Company Transaction Costs and (vii) any Company Debt allocated to Printco pursuant to Section 2.08 of this Agreement.

                  "Printco Subsidiaries" shall mean the Subsidiaries of Printco as listed on Exhibit II.

                  "Pro Rata Share" shall mean, (i) as to any Distributed Company, the percentage that is equal to the average of (a) the ratio of the pro forma fiscal year 1998 revenues for such Distributed Company to the fiscal year 1998 consolidated revenues of the Company (prior to the Distributions), and (b) the ratio of the pro forma fiscal year 1998 net income for such Distributed Company to the fiscal year 1998 consolidated net earnings of the Company (prior to the Distributions), and (ii) as to the Company, the percentage that is equal to 100% less the sum of the Pro Rata Share percentages of the Distributed Companies as defined in (i) above. Estimations of the Company's Pro Rata Share and each Distributed Company's Pro Rata Share using financial data for the nine-month period ended January 24, 1998 are set forth in Exhibit III.

                  "Proxy" shall mean the definitive proxy statement dated May 1, 1998, distributed by the Company to the holders of the Company Common Stock, describing and seeking approval for (i) the investment provided for in the Investment Agreement and (ii) a one-for-four reverse stock split, as the same may be amended.

                  "Recovery" shall mean those monies received by an insured from an insurance carrier or paid by an insurance carrier on behalf of an insured pursuant to a claim under an insurance policy in the Insurance Program.

                  "Recovery Costs" shall have the meaning set forth in Section 7.04.

                  "Representatives" of either party shall mean such party's Affiliates, directors, officers, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

                  "Retained Assets" shall mean (a) all the Assets of the Company and its Subsidiaries except for the Distributed Companies' Assets, and (b) the rights of the Company and its Subsidiaries under this Agreement and the Ancillary Agreements.

                  "Retained Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by the Company and the Retained Subsidiaries, including all businesses, Assets or operations conducted or owned by the Company or its Subsidiaries that have been sold or otherwise disposed of or discontinued, (other than the Distributed Companies' Assets, Distributed Companies' Businesses and the business of managing and administering the Distributed Companies' Subsidiaries).

                  "Retained Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of the Company and the Retained Subsidiaries under this Agreement or the Ancillary Agreements, (ii) all Liabilities of the Company and its Retained Subsidiaries arising primarily out of or relating primarily to the management or conduct of the Retained Business or the administration of the Retained Subsidiaries, (iii) all Specified Securities Liabilities of the Company, (iv) all Liabilities of the Company relating to any Earn-Out Payment Liabilities arising out of any of the Acquisition Agreements pursuant to which any of the Retained Subsidiaries or any part of the Retained Business was acquired, (v) all of the Company Transaction Costs (excluding, in aggregate, the $4,000,000 that is treated as part of the Distributed Companies' Liabilities) and (vi) any indebtedness for borrowed money of the Company other than Company Debt to be allocated to the Distributed Companies pursuant to Section 2.08 of this Agreement.

                  "Retained Subsidiaries" shall mean (x) all of the Subsidiaries of the Company other than the Distributed Companies and the Distributed Company Subsidiaries, and (y) 1186203 Ontario Limited, 1243231 Ontario Limited and 1203803 Ontario Limited, and their respective Subsidiaries.

                  "Schoolco" shall have the meaning set forth in the heading of this Agreement.

                  "Schoolco Acquisition Claims" shall mean any and all rights or claims that the Company or any of its Subsidiaries may have against the sellers of Schoolco and the Schoolco Subsidiaries (or divisions within such Subsidiaries or Schoolco) under the Acquisition Agreements pursuant to which Schoolco and the Schoolco Subsidiaries (or divisions within such Subsidiaries or Schoolco) were acquired by the Company or any of its Subsidiaries.

                  "Schoolco Assets" shall mean (a) the Assets of Schoolco and the Schoolco Subsidiaries and (b) the rights of Schoolco and the Schoolco Subsidiaries under this Agreement and the Ancillary Agreements; provided, however, that Schoolco Assets shall not include any claim of Schoolco against the Company relating to the payment of finders' fees or other compensation in respect of customers referred to the Company by Schoolco or the payment of rebates or other compensation in respect of office products sold by Schoolco.

                  "Schoolco Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by Schoolco and the Schoolco Subsidiaries including all businesses, Assets or operations conducted or owned by Schoolco and the Schoolco Subsidiaries that have been sold or otherwise disposed of or discontinued.

                  "Schoolco Common Shares" shall have the meaning set forth in the recitals to this Agreement.

                  "Schoolco Indemnitees" shall mean Schoolco, the Schoolco Subsidiaries, their Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Schoolco Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Schoolco and the Schoolco Subsidiaries under this Agreement or the Ancillary Agreements, (ii) all the Liabilities of the Company and its Subsidiaries or Affiliates, arising primarily out of or relating primarily to the management or conduct of the Schoolco Business or the administration of the Schoolco Subsidiaries, (iii) all Specified Securities Liabilities of Schoolco,
(iv) all Liabilities of the Company relating to any Earn-Out Payment Liabilities arising out of any of the Acquisition Agreements pursuant to which any of the Schoolco Subsidiaries or any part of the Schoolco Business was acquired, (v) the Distributed Company Transaction Costs of Schoolco, (vi) $1,000,000 of the Company Transaction Costs and (vii) any Company Debt allocated to Schoolco pursuant to Section 2.08 of this Agreement.

                  "Schoolco Subsidiaries" shall mean the Subsidiaries of Schoolco as listed on Exhibit II.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Laws" shall mean the Exchange Act, the Securities Act and foreign, provincial and state securities laws.

                  "Shared Liability" shall mean (i) any Liability of the Company and its Subsidiaries, including without limitation a Liability arising under the Securities Laws, that (x) arises out of an act or omission that occurred prior to the Distribution Date, and (y) is not a Retained Liability, Printco Liability, Schoolco Liability, Techco Liability or Travelco Liability, and (ii) the Liabilities listed on Exhibit IV. By way of example and not of limitation, Shared Liabilities shall include: any Liability arising in connection with the Proxy, the 2001 Note Exchange Offer or Tender Offer (other than a liability relating to information supplied by a specific subsidiary of the Company); and any Liability relating to the operation of the Company's headquarters arising prior to the Distribution Date; and any other liability not relating to the business of any particular Retained Subsidiary or Distributed Company Subsidiary.

                  "Special Insurance Recoveries" shall mean Recoveries whenever received by the Company (i) relating to insured casualty losses of a Distributed Company or Distributed Company Subsidiary occurring prior to the Distribution Date and (ii) not actually used by the relevant Distributed Company or Distributed Company Subsidiary to rebuild, reconstruct, renovate or repair properties or facilities that suffered such loss.

                  "Specified Securities Liabilities" shall mean (a) as to any Distributed Company, any Liability under the Securities Laws arising out of or relating to (x) the Information Statement (other than Liabilities relating to those sections of the Information Statements specified on Exhibit V) and/or IPO Prospectus of such Distributed Company, and (y) any other securities filings or disclosures made by, or the failure to make filings or disclosures required to be made by, the Company or any of its Subsidiaries prior to the Distribution Date to the extent such Liability arises primarily out of material omissions made by or materially incorrect, false, or misleading information supplied by such Distributed Company or any of its Subsidiaries; and (b) as to the Company, any Liability under the Securities Laws arising out of or relating to any securities filings or disclosures made by, or the failure to make filings or disclosures required to be made by, the Company, or any of its Subsidiaries prior to the Distribution Date to the extent such Liability arises primarily out of material omissions made by or materially incorrect, false or misleading information supplied by the Retained Business or a Retained Subsidiary.

                  "Subsidiary" shall mean any corporation, partnership, joint venture, limited liability company or other entity (i) in which another entity owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture, limited liability company or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) of which another entity is a general partner or an entity performing similar functions (e.g., a trustee or managing member).

                  "Tax" shall mean all U.S. federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between the Company and the Distributed Companies substantially in the form of Exhibit VI hereto, as and to the extent amended and restated as of the closing of the Transactions.

                  "Techco" shall have the meaning set forth in the heading of this Agreement.

                  "Techco Acquisition Claims" shall mean any and all rights or claims that the Company or any of its Subsidiaries may have against the sellers of Techco and the Techco Subsidiaries (or divisions within such Subsidiaries or Techco) under the Acquisition Agreements pursuant to which Techco and the Techco Subsidiaries (or divisions within such Subsidiaries or Techco) were acquired by the Company or any of its Subsidiaries.

                  "Techco Assets" shall mean (a) the Assets of Techco and the Techco Subsidiaries and (b) the rights of Techco and the Techco Subsidiaries under this Agreement and the Ancillary Agreements; provided, however, that Techco Assets shall not include any claim of Techco against the Company relating to the payment of finders' fees or other compensation in respect of customers referred to the Company by Techco or the payment of rebates or other compensation in respect of office products sold by Techco.

                  "Techco Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by Techco and the Techco Subsidiaries including all businesses, Assets or operations conducted or owned by Techco and the Techco Subsidiaries that have been sold or otherwise disposed of or discontinued.

                  "Techco Common Shares" shall have the meaning set forth in the recitals to this Agreement.

                  "Techco Indemnitees" shall mean Techco, the Techco Subsidiaries, their Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Techco Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Techco and the Techco Subsidiaries under this Agreement or the Ancillary Agreements, (ii) all the Liabilities of the Company and its Subsidiaries, arising primarily out of or relating primarily to the management or conduct of the Techco Business or the administration of the Techco Subsidiaries, (iii) all Specified Securities Liabilities of Techco, (iv) all Liabilities of the Company relating to any Earn-Out Payment Liabilities arising out of any of the Acquisition Agreements pursuant to which any of the Techco Subsidiaries or any part of the Techco Business was acquired, (v) the Distributed Company Transaction Costs of Techco, (vi) $1,000,000 of the Company Transaction Costs and (vii) any Company Debt allocated to Techco pursuant to
Section 2.08 of this Agreement.

                  "Techco Subsidiaries" shall mean the Subsidiaries of Techco as listed on Exhibit II.

                  "Tender Offer" shall mean, collectively, (i) the cash tender offer by the Company to purchase approximately 37 million shares (including shares issuable upon exercise of outstanding stock options) of Company Common Stock at a price of $27 per share commenced on May 4, 1998 (the "Equity Tender"), and (ii) the tender offer of the Company to purchase any and all of its $230.0 million outstanding 5 1/2% Convertible Subordinated Notes due 2003 for a purchase price of 94.5% of the principal amount, plus accrued interest, commenced on May 5, 1998.

                  "Third Party Claim" shall have the meaning set forth in
Section 5.07.

                  "Transaction Costs" shall mean all transaction costs including legal, accounting, investment banking, financial advisory and other fees incurred by a party hereto

(or one of its Subsidiaries) in connection with the Transactions or any of the other transactions described in, or contemplated by, IPO Prospectuses and
Section 2.08.

                  "Transactions" shall mean the execution, delivery and performance of this Agreement, the Ancillary Agreements, and the Investment Agreement and the consummation of the Preliminary Transactions, the Distributions, the Proxy, the Tender Offer, the 2001 Note Exchange Offer and any other transactions contemplated by this Agreement, the Ancillary Agreements and the Investment Agreement, including without limitation the financing of the Company related thereto, but not including the initial public offerings by the Distributed Companies or the financings of the Distributed Companies.

                  "Transferred Policies" shall have the meaning set forth in
Section 7.02(b).

                  "Travelco" shall have the meaning set forth in the heading of this Agreement.

                  "Travelco Acquisition Claims" shall mean any and all rights or claims that the Company or any of its Subsidiaries may have against the sellers of Travelco and the Travelco Subsidiaries (or divisions within such Subsidiaries or Travelco) under the Acquisition Agreements pursuant to which Travelco and the Travelco Subsidiaries (or divisions within such Subsidiaries or Travelco) were acquired by the Company or any of its Subsidiaries.

                  "Travelco Assets" shall mean (a) the Assets of Travelco and the Travelco Subsidiaries and (b) the rights of Travelco and the Travelco Subsidiaries under this Agreement and the Ancillary Agreements; provided, however, that Travelco Assets shall not include any claim of Travelco against the Company relating to the payment of finders' fees or other compensation in respect of customers referred to the Company by Travelco or the payment of rebates or other compensation in respect of office products sold by Travelco.

                  "Travelco Business" shall mean all the businesses, Assets and operations heretofore, currently or hereafter conducted or owned by Travelco and the Travelco Subsidiaries including all businesses, Assets or operations conducted or owned by Travelco and the Travelco Subsidiaries that have been sold or otherwise disposed of or discontinued.

                  "Travelco Common Shares" shall have the meaning set forth in the recitals to this Agreement.

                  "Travelco Indemnitees" shall mean Travelco, the Travelco Subsidiaries, their Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  "Travelco Liabilities" shall mean collectively, whenever arising, whether prior to, at or following the Distribution Time, (i) all Liabilities of Travelco and the Travelco

Subsidiaries under this Agreement or the Ancillary Agreements, (ii) all the Liabilities of the Company and its Subsidiaries, arising primarily out of or relating primarily to the management or conduct of the Travelco Business or the administration of the Travelco Subsidiaries, (iii) all Specified Securities Liabilities of Travelco, (iv) all Liabilities of the Company relating to any Earn-Out Payment Liabilities arising out of any of the Acquisition Agreements pursuant to which any of the Travelco Subsidiaries or any part of the Travelco Business was acquired, (v) the Distributed Company Transaction Costs of Travelco, (vi) $1,000,000 of the Company Transaction Costs and (vii) any Company Debt allocated to Travelco pursuant to Section 2.08 of this Agreement.

                  "Travelco Subsidiaries" shall mean the Subsidiaries of Travelco as listed on Exhibit II.

                  "2001 Note Exchange Offer" shall mean the Company's offer to exchange its 5 1/2% Convertible Subordinated Notes due 2001 for Company Common Stock at a temporarily reduced conversion price commenced on May 1, 1998.

                  SECTION 1.02 References; Interpretation. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" or "Article" are, unless otherwise specified, to one of the Sections and Articles of this Agreement. Any time the word "including" is used herein it means "including without limitation".


                                   ARTICLE II
                            PRELIMINARY TRANSACTIONS

                  SECTION 2.01 Stock Transfers.

                         (a) At or prior to the Distribution Time, the Company
shall transfer or otherwise convey to Printco all its right, title and interest in and to all the shares of capital stock of the Printco Subsidiaries.

                         (b) At or prior to the Distribution Time, the Company
shall transfer or otherwise convey to Schoolco all its right, title and interest in and to all the shares of capital stock of the Schoolco Subsidiaries.

                         (c) At or prior to the Distribution Time, the Company
shall transfer or otherwise convey to Techco all its right, title and interest in and to all the shares of capital stock of the Techco Subsidiaries.

                         (d) At or prior to the Distribution Time, the Company
shall transfer or otherwise convey to Travelco all its right, title and interest in and to all the shares of capital stock of the Travelco Subsidiaries.

Immediately after the stock transfers set forth in this Section 2.01, the Company shall not own any capital stock of (or other equity interest in) any of the Distributed Company Subsidiaries.

                  SECTION 2.02  Liabilities.

                         (a) Effective as of the Distribution Time and except as
otherwise specifically provided in this Agreement or any of the Ancillary Agreements, Printco hereby unconditionally agrees to cause each Printco Subsidiary that has incurred a Printco Liability to pay, perform and discharge such Liability when due in accordance with its terms.

                         (b) Effective as of the Distribution Time and except as
otherwise specifically provided in this Agreement or any of the Ancillary Agreements, Schoolco hereby unconditionally agrees to cause each School Subsidiary that has incurred a Schoolco Liability to pay, perform and discharge such Liability when due in accordance with its terms.

                         (c) Effective as of the Distribution Time and except as
otherwise specifically provided in this Agreement or any of the Ancillary Agreements, Techco hereby unconditionally agrees to cause each Techco Subsidiary that has incurred a Techco Liability to pay, perform and discharge such Liability when due in accordance with its terms.

                         (d) Effective as of the Distribution Time and except as
otherwise specifically provided in this Agreement or any of the Ancillary Agreements, Travelco hereby unconditionally agrees to cause each Travelco Subsidiary that has incurred a Travelco Liability to pay, perform and discharge such Liability when due in accordance with its terms.

                  SECTION 2.03 Transfer of Certain Licenses and Permits.

                         (a) In furtherance of the transfer of the capital stock
of the Printco Subsidiaries to Printco and the assumption of the Printco Liabilities set forth in this Article II, at or prior to the Distribution Time,
(i) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Printco Business but which are held in the name of the Company or any Retained Subsidiary shall be duly and validly transferred by the Company or such Subsidiary to Printco or the appropriate Printco Subsidiary, and (ii) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Retained Business but which are held in the name of Printco or the Printco Subsidiaries shall be duly and validly transferred by Printco or such Subsidiary to the Company or the appropriate Subsidiary of the Company.

                         (b) In furtherance of the transfer of the capital stock
of the Schoolco Subsidiaries to Schoolco and the assumption of the Schoolco Liabilities set forth in this Article II, at or prior to the Distribution Time,
(i) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Schoolco Business but which are held in the name of the Company or any Retained Subsidiary shall be duly and validly transferred by the Company or such Subsidiary to Schoolco or the appropriate Schoolco Subsidiary, and (ii) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Retained Business but which are held in the name of Schoolco or the Schoolco Subsidiaries shall be duly and validly transferred by Schoolco or such Subsidiary to the Company or the appropriate Subsidiary of the Company.

                         (c) In furtherance of the transfer of the capital stock
of the Techco Subsidiaries to Techco and the assumption of the Techco Liabilities set forth in this Article II, at or prior to the Distribution Time,
(i) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Techco Business but which are held in the name of the Company or any Retained Subsidiary shall be duly and validly transferred by the Company or such Subsidiary to Techco or the appropriate Techco Subsidiary, and (ii) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Retained Business but which are held in the name of Techco or the Techco Subsidiaries shall be duly and validly transferred by Techco or such Subsidiary to the Company or the appropriate Subsidiary of the Company.

                         (d) In furtherance of the transfer of the capital stock
of the Travelco Subsidiaries to Travelco and the assumption of the Travelco Liabilities set forth in this Article II, at or prior to the Distribution Time,
(i) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Travelco Business but which are held in the name of the Company or any Retained Subsidiary shall be duly and validly transferred by the Company or such Subsidiary to Travelco or the appropriate Travelco Subsidiary, and (ii) all transferrable licenses, permits and authorizations issued by governmental or regulatory entities which are used primarily in connection with the Retained Business but which are held in the name of Travelco or the Travelco Subsidiaries shall be duly and validly transferred by Travelco or such Subsidiary to the Company or the appropriate Subsidiary of the Company.

                  SECTION 2.04 Transfer and Assumption Documentation. In furtherance of the transfer of the capital stock of the Distributed Company Subsidiaries to the relevant Distributed Companies and the assumption of the Distributed Companies' Liabilities set forth in this Article II, at or prior to the Distribution Time, (i) the parties hereto shall execute and deliver, and cause their respective Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery (collectively, the "Conveyancing Instruments") and (ii) each party hereto or the appropriate Subsidiary of such party shall execute and deliver such instruments of assumption (together with the Conveyancing Instruments, the "Conveyancing and Assumption Instruments") as and to the extent necessary to evidence such assumption.

                  SECTION 2.05 Intercompany Accounts. All intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder) between any Distributed Company or Distributed Company Subsidiary, on the one hand, and the Company or any of the Retained Subsidiaries, on the other hand, including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, shall be settled or otherwise eliminated prior to the Distribution Date.

                  SECTION 2.06 Elimination of Guarantees. To the extent that any of the parties to this Agreement or any Subsidiary thereof is a guarantor of or obligor for (a "Guarantor") any Liability of any other party to this Agreement or any Subsidiary thereof (a "Guaranteed Party"), the Guarantor and the Guaranteed Party shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, the Guarantor removed as guarantor of or obligor for such Liability of the Guaranteed Party (a "Guaranteed Liability"). In the event that the Guarantor cannot be removed as guarantor of or obligor for such Guaranteed Liability, the Guaranteed Party agrees that until such Guaranteed Liability is discharged in full, the Guaranteed Party shall take no action, and shall not permit any of its Subsidiaries to take any action, which will have the effect of increasing the contingent liability or exposure of the Guarantor or any of its Subsidiaries with respect to such Guaranteed Liability. The first sentence of this Section
2.06 shall not apply, but the second sentence of this Section 2.06 shall apply, to the obligations set forth on Schedule 2.06.

                  SECTION 2.07 Assignments and Transfers Not Effected Prior to the Distribution. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not constitute an agreement to assign or transfer any agreement, contract, lease, license, permit, sales order, purchase order, open bid or other commitment if an assignment, attempted assignment, transfer or attempted transfer of the same without the consent of a third party would constitute a breach thereof or in any way impair the rights of the Distributed Companies or the Company or any of their respective Subsidiaries thereunder (any such item being referred to as a "Nonassignable Contract") and (b) nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed. To the extent that any assignments or transfers contemplated by this Article II shall not have been consummated at or prior to the Distribution Time, the parties hereto and their respective Subsidiaries shall cooperate and use commercially reasonable efforts to obtain any necessary consents or approvals for the assignment of all Nonassignable Contracts, the transfer of all Assets and the assumption of all Liabilities contemplated to be assigned, transferred or assumed pursuant to this Article II and shall otherwise cooperate and use reasonable best efforts to effect any such assignments, transfers or assumptions as promptly following the Distribution Time as shall be practicable. In the event that any consent required with respect to a Nonassignable Contract is not obtained or an attempted assignment thereof would be ineffective or would impair either party's rights under any such Nonassignable Contract, then the party obligated to assign such Nonassignable Contract (the "Assignor") will promptly (i) pay or cause to be paid to the assignee thereof (the "Assignee"), when received, all monies received by the Assignor with respect to any such Nonassignable Contract and (ii) use commercially reasonable efforts to cause to be tendered to the Assignee all non-monetary performance, and in consideration thereof the Assignee shall pay, perform and discharge on behalf of the Assignor all the Assignor's Liabilities, thereunder in a timely manner and in accordance with the terms thereof. In the event that any such transfer of Assets or assumption of Liabilities has not been consummated, from and after the Distribution Time, the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be. The parties hereto will take such other action as may be reasonably requested by the Assignee or party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Nonassignable Contract been assigned, or such Asset or Liability been transferred or assumed, as contemplated hereby. As and when any required consent to the assignment of a Nonassignable Contract is obtained or any such Asset or Liability becomes transferable or able to be assumed, such assignment, transfer or assumption shall be effected forthwith. The parties agree that, as of the Distribution Time, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed all Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement or any of the Ancillary Agreements.

                  SECTION 2.08 Debt. On or prior to the consummation of all transactions contemplated by the Investment Agreement, (a) each Distributed Company shall obtain bank credit facilities, borrow funds under such facilities and pay such moneys borrowed to reduce the Company Debt equal in amount to (i) the amounts reflected in relation to such Distributed Company on Schedule 2.08, and (ii) the amount of any debt incurred by the Company after January 12, 1998 (the original date of the Investment Agreement) in connection with the acquisition of any entities that, upon the Distributions, will become a Subsidiary of such Distributed Company, which money shall be paid to the Company to be applied to the Company Debt; and (b) the Company shall repay the Company Debt. Interest shall accrue on the amounts owed to the Company under this
Section 2.08 for each day such
obligation remains unpaid, beginning with the day following consummation of the Investment Agreement until, but not including, the date of payment. Such interest shall accrue at the annual rate then in effect under the Company's bank credit facility. The preceding sentence shall not be construed as a waiver of any closing condition relating to the repayment of debt by the Distributed Companies and their Subsidiaries in any agreement entered into in connection with the Transactions.

                  SECTION 2.09 Assignment of Acquisition Claims. The Company hereby contributes, grants, conveys, assigns, transfers and delivers to Printco, Schoolco, Techco and Travelco all the Company's rights and interest in and to the Printco Acquisition Claims, the Schoolco Acquisition Claims, the Techco Acquisition Claims and the Travelco Acquisition Claims, respectively. Notwithstanding the assignment of the foregoing Acquisition Claims under this
Section 2.09: (i) the net recoveries of Printco arising out of the Printco Acquisition Claims shall be shared between Printco and the Company, as they are collected, in a ratio of 20% to 80%, respectively, until the Company has received the amount shown on Schedule 2.09 (including through any Special Insurance Proceeds retained by the Company pursuant to Section 7.04), after which time any net recoveries from the Printco Acquisition Claims shall be shared, as they are collected, between Printco and the Company in a ratio of 95% to 5%, respectively, (ii) the net recoveries of Schoolco arising out of the Schoolco Acquisition Claims shall be shared, as they are collected, between Schoolco and the Company in a ratio of 20% to 80%, respectively, until the Company has received the amount shown on Schedule 2.09, after which time any net recoveries from the Schoolco Acquisition Claims shall be shared, as they are collected, between Schoolco and the Company in a ratio of 95% to 5%, respectively, (iii) the net recoveries from the Techco Acquisition Claims shall be assigned 100% to Techco, and (iv) the net recoveries from the Travelco Acquisition Claims shall be assigned 100% to Travelco.

                  SECTION 2.10 Pledged Shares. The Company shall hold all Pledged Shares for the purposes specified in, and distribute such Pledged Shares as provided pursuant to, Schedule 2.10.

                  SECTION 2.11 Other Transactions. In furtherance of the transfer of the capital stock of the Distributed Company Subsidiaries to the relevant Distributed Companies and the assumption of the Distributed Companies' Liabilities set forth in this Article II, at or prior to the Distribution Time, the parties agree to effect the transactions, if any, described in Schedule 2.11 attached hereto.

                  SECTION 2.12 Certain Acquisition Expenses Not Resulting in the Incurrence of Debt. On or prior to the consummation of all transactions contemplated by the Investment Agreement, each of the Distributed Companies shall pay to the Company in cash an amount equal to all amounts expended by such Distributed Company and its respective Subsidiaries after January 12, 1998 in connection with the acquisition of any entity that, upon the Distributions, will become a Subsidiary of such Distributed Company (plus any and all fees and expenses incurred in connection with such acquisition) to the extent that such amounts, fees and expenses were not paid with debt described in Section 2.08(a)(ii).

                                   ARTICLE III
                                THE DISTRIBUTION

                  SECTION 3.01 Directors and Employees.

                         (a) The Company shall cause all those individuals who
will be officers or directors of the Company or any Retained Subsidiary immediately after the Distribution Time to resign, effective as of the Distribution Time, from all officer or director positions with any of the Distributed Companies or Distributed Company Subsidiaries in which they serve.

                         (b) The Company shall cause all those individuals who
will be officers or directors of any of the Distributed Companies or the Distributed Company Subsidiaries immediately after the Distribution Time to resign, effective as of the Distribution Time, from all officer or director positions with the Company or any Retained Subsidiary in which they serve.

                  SECTION 3.02 Mechanics of Distribution.

                         (a) Delivery of Shares to Agent. Following consummation
of the transactions contemplated by Section 2.01 and subject to the closing conditions set forth in Article VIII the Company shall deliver to the Agent, for the benefit of holders of record of the Company Common Stock as at the close of business on the Distribution Record Date, the share certificates representing
(i) all the Printco Common Shares, (ii) all the Schoolco Common Shares, (iii) all the Techco Common Shares and (iv) all the Travelco Common Shares, and shall instruct the Agent to distribute such share certificates to such holders of the Company Common Stock upon notice from the Company that the conditions to the obligation of the Company to consummate the Distributions have been satisfied or waived and that the Agent is authorized to proceed with the distribution of the Distribution Shares. Immediately following the Distributions, the Company shall not own any capital stock of the Distributed Companies or the Distributed Company Subsidiaries.

                         (b) Distribution of Certificates. The Distributions
shall be effected by the distribution to each holder of record of Company Common Stock, as of the Distribution Record Date, of certificates representing one Printco Common Share for each seven and one-half (7.5) shares of Company Common Stock, one Schoolco Common Share for each nine (9) shares of Company Common Stock, one Techco Common Share for each five (5) shares of Company Common Stock, one Travelco Common Share for each ten (10) shares of Company Common Stock and of cash in lieu of fractional shares as set forth in

Section 3.02(c). The Company shall instruct the Agent to distribute the Distribution Shares and the cash in lieu of fractional shares as promptly as practicable after the Distribution Time.

                         (c) Payment for Fractional Shares. No certificate or
scrip representing fractional shares of the Distribution Shares shall be distributed to holders of the Company Common Stock as part of the Distributions. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of the common stock of any of the Distributed Companies pursuant to the Distributions shall receive cash in lieu of such fractional share. As soon as practicable after the Distribution Date, the Company shall direct the Agent to determine the number of fractional shares of any of the Distribution Shares allocable to each holder of record of Company Common Stock as of the Distribution Record Date who will receive cash in lieu of such fractional shares, to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder, in lieu of any fractional share, such holder's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for U.S. federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

                  SECTION 3.03 Timing of Distribution. The Board of Directors of the Company shall, or shall authorize certain officers of the Company to, formally declare the Distributions and shall authorize the Company to effect the Distributions at the Distribution Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII. The Distributions shall be deemed to be effective upon notification by the Company to the Agent that the conditions to the obligations of the Company to consummate the Distributions have been satisfied or waived and that the Agent is authorized to proceed with the distribution of the Distribution Shares.


                                   ARTICLE IV
                                 MUTUAL RELEASE

                  Effective as of the Distribution Time and except as otherwise specifically set forth in this Agreement or any of the Ancillary Agreements, each of the parties hereto, on its own behalf and on behalf of each of its respective Subsidiaries, releases and forever discharges all of the other parties hereto and their respective Subsidiaries, and their respective officers, directors, agents, Affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had, which arise out of or relate to the Transactions or the IPOs; provided, however, that the foregoing general release shall not apply to (i) any Liabilities (including Liabilities with respect to indemnification) assumed, transferred, assigned, allocated or arising under this Agreement, any of the Ancillary Agreements or the Investment Agreement and shall not affect any party's right to enforce this Agreement, any Ancillary Agreement or the Investment Agreement in accordance with their respective terms, (ii) any Liabilities of the Company, any of its Subsidiaries or any seller of a Retained Subsidiary or Distributed Company Subsidiary arising out of the agreement pursuant to which such Retained Subsidiary or Distributed Company Subsidiary was acquired by the Company or any of its Subsidiaries or any other agreement to which the Company or any of its Subsidiaries and such a seller (acting in the capacity of a seller) are parties, or (iii) any Liability arising out of an agreement between any party to this Agreement and Jonathan J. Ledecky. Each party understands and agrees that, except as otherwise specifically provided in this Agreement, the Ancillary Agreements or any agreements entered into between the Company and the Distributed Companies in connection with the transactions contemplated by Section 2.01, none of the parties is, in this Agreement or the Ancillary Agreements or otherwise, representing or warranting in any way as to the Assets, business or Liabilities transferred, assumed or retained as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, it being agreed and understood that each party shall take or keep all of its Assets "as is" and that it shall bear the economic and legal risk that conveyance of such Assets shall prove to be insufficient or that the title to any Assets shall be other than good and marketable and free from encumbrances of any nature whatsoever; provided, however, that the foregoing disclaimer shall not apply to any representations made by the Company, any of its Subsidiaries or any seller of a Retained Subsidiary or Distributed Company Subsidiary under the agreement pursuant to which such Retained Subsidiary or Distributed Company Subsidiary was acquired.


                                    ARTICLE V
                                 INDEMNIFICATION

                  SECTION 5.01 Indemnification by the Company. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, (a) the Company and, as to any particular Indemnifiable Loss, the Retained Subsidiary out of whose assets, business or operations the Indemnifiable Loss arises, shall indemnify, defend and hold harmless the Distributed Companies' Indemnitees from and against, and pay or reimburse the Distributed Companies' Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Distributed Companies' Indemnitees arising out of, relating to or resulting from (i) the Retained Liabilities, the Retained Assets or the Retained Business or (ii) the breach by the Company or any of the Retained Subsidiaries of any provision of this Agreement or of any Ancillary Agreement to which the Company is a party, in each case, whether such Indemnifiable Losses relate to or arise out of or result from events, occur-rences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time, and (b) the Company shall bear the costs of and indemnify, defend and hold harmless the Printco Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees from the Company's Pro Rata Share of Indemnifiable Losses, as incurred, that relate to, arise out of or result from the Shared Liabilities; provided, however, that the Company shall have no obligation to indemnify any of the Distributed Companies' Indemnitees for any Indemnifiable Losses arising out of, relating to or resulting from (y) the gross negligence, bad faith or wilful misconduct of the relevant Distributed Company or Distributed Company Subsidiary after the Distribution Time or (z) the failure of such Distributed Company or any of its Subsidiaries to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution Time.

                  SECTION 5.02 Indemnification by Printco. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, (a) Printco and, as to any particular Indemnifiable Loss, the Printco Subsidiary out of whose assets, business or operations the Indemnifiable Loss arises, shall indemnify, defend and hold harmless the Company Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees from and against, and pay or reimburse such Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees arising out of, relating to or resulting from (i) the Printco Liabilities, the Printco Assets, the Printco Business or the Printco Acquisition Claims, (ii) the breach by Printco or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement to which Printco is a party, in each case, whether such Indemnifiable Losses relate to, arise out of or result from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time and (b) Printco shall bear the costs of and indemnify, defend and hold harmless the Company Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees from Printco's Pro Rata Share of Indemnifiable Losses, as incurred, that relate to, arise out of or result from the Shared Liabilities; provided, however, that Printco shall have no obligation to indemnify any of the Company Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees or the Travelco Indemnitees for any Indemnifiable Losses relating to, arising out of or resulting from (x) the gross negligence, bad faith or wilful misconduct of the Company, Schoolco, Techco, Travelco, or any of their respective Subsidiaries, as applicable, after the Distribution Time or (y) the failure of the Company, Schoolco, Techco or Travelco, or any of their respective Subsidiaries, as applicable, to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution Time; provided further, however, that Printco shall have no obligation to indemnify any of the Company Indemnitees, the Schoolco Indemnitees, the Techco Indemnitees or the Travelco Indemnitees for any Indemnifiable Losses (including such losses arising from Defaulted Payment Obligations) pursuant to clause (b) of this Section 5.02 once Printco has indemnified such Indemnitees for Losses pursuant to clause (b) of this Section
5.02 in an aggregate amount equal to $1.75 million.

                  SECTION 5.03 Indemnification by Schoolco. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, (a) Schoolco and, as to any particular Indemnifiable Loss, the Schoolco Subsidiary out of whose assets, business or operations the Indemnifiable Loss arises, shall indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees from and against, and pay or reimburse such Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees, the Printco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees arising out of, relating to or resulting from (i) the Schoolco Liabilities, the Schoolco Assets, the Schoolco Business or the Schoolco Acquisition Claims and (ii) the breach by Schoolco or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement to which Schoolco is a party, in each case, whether such Indemnifiable Losses relate to, arise out of or result from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time, and (b) Schoolco shall bear the costs of and indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees from Schoolco's Pro Rata Share of Indemnifiable Losses, as incurred, that relate to, arise out of or result from the Shared Liabilities; provided, however, that Schoolco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Techco Indemnitees and the Travelco Indemnitees for any Indemnifiable Losses relating to, arising out of or resulting from (x) the gross negligence, bad faith or wilful misconduct of the Company, Printco, Techco or Travelco, as applicable, after the Distribution Time or (y) the failure of the Company, Printco, Techco or Travelco, or any of their respective Subsidiaries, as applicable, to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution Time; provided further, however, that Schoolco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Techco Indemnitees or the Travelco Indemnitees for any Indemnifiable Losses (including such losses arising from Defaulted Payment Obligations) pursuant to clause (b) of this Section 5.03 once Schoolco has indemnified such Indemnitees for Losses pursuant to clause (b) of this Section 5.03 in an aggregate amount equal to $1.75 million.

                  SECTION 5.04 Indemnification by Techco. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, (a) Techco and, as to any particular Indemnifiable Loss, the Techco Subsidiary out of whose assets, business or operations the Indemnifiable Loss arises, shall indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Travelco Indemnitees from and against, and pay or reimburse such Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Travelco Indemnitees arising out of, relating to or resulting from (i) the Techco Liabilities, the Techco Assets, the Techco Business or the Techco Acquisition Claims and (ii) the breach by Techco or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement to which Techco is a party, in each case, whether such Indemnifiable Losses relate to, arise out of or result from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time, and (b) Techco shall bear the costs of and indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Travelco Indemnitees from Techco's Pro Rata Share of Indemnifiable Losses, as incurred, that relate to, arise out of or result from the Shared Liabilities; provided, however, that Techco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Travelco Indemnitees for any Indemnifiable Losses relating to, arising out of or resulting from (x) the gross negligence, bad faith or wilful misconduct of the Company, Printco, Schoolco or Travelco, as applicable, after the Distribution Time or (y) the failure of the Company, Printco, Schoolco or Travelco, or any of their respective Subsidiaries, as applicable, to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution Time; provided further, however, that Techco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees or the Travelco Indemnitees for any Indemnifiable Losses (including such losses arising from Defaulted Payment Obligations) pursuant to clause (b) of this Section 5.04 once Techco has indemnified such Indemnitees for Losses pursuant to clause (b) of this Section 5.04 in an aggregate amount equal to $1.75 million.

                  SECTION 5.05 Indemnification by Travelco. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, (a) Travelco and, as to any particular Indemnifiable Loss, the Travelco Subsidiary out of whose assets, business or operations the Indemnifiable Loss arises, shall indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Techco Indemnitees from and against, and pay or reimburse such Indemnitees for, any and all Indemnifiable Losses, as incurred, of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Techco Indemnitees arising out of, relating to or resulting from (i) the Travelco Liabilities, the Travelco Assets, the Travelco Business or the Travelco Acquisition Claims and (ii) the breach by Travelco or any of its Subsidiaries of any provision of this Agreement or of any Ancillary Agreement to which Travelco is a party, in each case, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted at, before or after the Distribution Time, and (b) Travelco shall bear the costs of and indemnify, defend and hold harmless the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Techco Indemnitees from Travelco's Pro Rata Share of Indemnifiable Losses, as incurred, that relate to, arise out of or result from the Shared Liabilities; provided, however, that Travelco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees and the Techco Indemnitees for any Indemnifiable Losses relating to, arising out of or resulting from (x) the gross negligence, bad faith or wilful misconduct of the Company, Printco, Schoolco or Techco, as applicable, after the Distribution Time or (y) the failure of the Company, Printco, Schoolco or Techco, or any of their respective Subsidiaries, as applicable, to perform its obligations under any agreement in accordance with the terms of such agreement after the Distribution

Time; provided further, however, that Travelco shall have no obligation to indemnify any of the Company Indemnitees, the Printco Indemnitees, the Schoolco Indemnitees or the Techco Indemnitees for any Indemnifiable Losses (including such losses arising from Defaulted Payment Obligations) pursuant to clause (b) of this Section 5.05 once Travelco has indemnified such Indemnitees for Losses pursuant to clause (b) of this Section 5.05 in an aggregate amount equal to $1.75 million.

                  SECTION 5.06 Limitations on Indemnification Obligations. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Sections 5.01, 5.02, 5.03, 5.04 or 5.05, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds, settlement recoveries or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, settlement recoveries or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds, settlement recoveries or other amounts actually received, up to the aggregate amount of any payments made by such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss. Amounts paid by an Indemnifying Party pursuant to clause (b) of Sections 5.01, 5.02, 5.03, 5.04 or 5.05 which are paid with, or reimbursed by, Insurance Proceeds, settlement recoveries or other amounts actually recovered, by or on behalf of an Indemnifying Party, in respect of the related Indemnifiable Loss, shall not count toward the limit on each party's Shared Liabilities set forth in the second proviso of Sections 5.01, 5.02, 5.03, 5.04 or 5.05, as applicable.

                  SECTION 5.07 Procedures for Indemnification of Third Party Claims.

                         (a) If a claim or demand is made against an Indemnitee
by any person who is not a party, or an Affiliate of a party, to this Agreement or any of the Ancillary Agreements (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 10 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the defense or conduct of such Third Party Claim by the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice); provided further, however, that in no event shall such failure to notify the Indemnifying Party (i) constitute prejudice suffered by the Indemnifying Party if it has otherwise received notice of the Third Party Claim or (ii) relieve it from any liability or obligation that it may otherwise have to such Indemnitee. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 10 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                         (b) (i) If a Third Party Claim is made against an
Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party, provided that such counsel is not reasonably objected to by the Indemnitee, and, thereafter, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party elects to assume the defense of a Third Party Claim pursuant to this subsection
(b)(i), the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have full control of such defense, and the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof.

                             (ii) Notwithstanding subsection (b)(i) of this
Section 5.07, if the Indemnitee reasonably believes that a Third Party Claim could lead to a material adverse effect on its business, it shall be entitled to retain control of (and the related Indemnifying Party shall not be entitled to assume), or to reassert control over, the defense of the claim and shall be entitled to be reimbursed for its reasonable out-of-pocket expenses attributable to such defense. If the Indemnitee elects to retain control of, or to reassert control over, the defense of a Third Party Claim pursuant to this subsection
(b)(ii), the Indemnifying Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitee, it being understood that the Indemnitee shall have full control of such defense.

                         (c) If the Indemnifying Party elects to assume the
defense of any Third Party Claim pursuant to subsection (b)(i) of this Section 5.07, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. If the Indemnitee elects to retain control of, or to reassert control over, the defense of any Third Party Claim pursuant to subsection (b)(ii) of this Section 5.07, the Indemnifying Party shall cooperate with the Indemnitee in the defense or prosecution thereof. Such cooperation shall include the retention and, upon the Indemnitee's or Indemnifying Party's request, as applicable, the provision to such party of records and information which are reasonably relevant to such Third Party Claim and making employees available on a mutually convenient basis to provide additional information regarding any material provided hereunder.

                         (d) Notwithstanding the foregoing, the Indemnifying
Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines in good faith, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                         (e) Notwithstanding the foregoing, the Indemnifying
Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Indemnitee reasonably determines in good faith, after conferring with its counsel, that the Indemnitee has available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Third Party Claim.

                         (f) Whether or not the Indemnifying Party shall have
assumed the defense of a Third Party Claim, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases in writing the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party shall have assumed the defense of a Third Party Claim (and the Indemnitee shall not have reasserted control over the defense of such claim pursuant to Section 5.07(b)(ii)), the Indemnitee shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms does not obligate the Indemnitee to pay any of the liability in connection with such Third Party Claim, releases the Indemnitee completely and unconditionally in connection with such Third Party Claim and does not provide for injunctive or other nonmonetary relief affecting the Indemnitee.

                  SECTION 5.08 Indemnification Payments. Indemnification required by this Article V shall be made by prompt periodic payments of the amount thereof during the course of the investigation, preparation or defense, as and when bills are received or loss, liability, claim, damage, cost or expense is incurred.

                  SECTION 5.09 Defaults. In the event that any obligation of any Indemnifying Party to indemnify an Indemnitee as required by Sections 5.02, 5.03, 5.04 and

5.05 proves to be uncollectible by the Indemnitee despite reasonable collection efforts (a "Defaulted Payment Obligation"), such Defaulted Payment Obligation shall be treated as a Shared Liability and shall be shared by the Company and the Distributed Companies as provided in clause (b) of Sections 5.02, 5.03, 5.04 and 5.05; provided, however, that for purposes of calculating each non-defaulting party's Pro Rata Share of such Shared Liability, "Pro Rata Share" for each non-defaulting party shall be calculated as the fraction (a) the numerator of which is such party's Pro Rata Share and (b) the denominator of which is the sum of each non-defaulting party's Pro Rata Share. Defaulted Payment Obligations shall count toward the limit on each party's Shared Liabilities set forth in the second proviso to Sections 5.02, 5.03, 5.04 and 5.05, as applicable.

                  SECTION 5.10 Tax Adjustments. The amount of any Indemnifiable Loss shall be (i) increased by the amount of any net Tax cost actually incurred by the Indemnitee arising from any payments required by this Article V (other than this Section 5.10) and received from the Indemnifying Party, together with such additional amounts as are necessary so that the aggregate payments received from the Indemnifying Party on account of such Indemnifiable Loss, net of any such net Tax cost and any net Tax cost actually incurred by the Indemnitee as a result of the receipt or accrual of such additional amounts, is equal to the amount of such Indemnifiable Loss; and (ii) reduced by the amount of any net Tax benefit actually realized by the Indemnitee arising from the incurrence or payment of any such Indemnifiable Loss; provided however, that in the event such net Tax benefit is subsequently reduced as a result of the carryback of any other Tax benefit, or disallowed, the Indemnifying party shall promptly pay the Indemnitee the amount of such reduction or disallowance. For purposes of this
Section 5.10, a net Tax benefit shall be deemed to be "actually realized" only to the extent of the excess of (i) the aggregate amount of Taxes that would have been shown as due and payable on the U.S. federal, state and local income Tax returns of the Indemnitee in the taxable period in which such net Tax benefit is actually realized if such Indemnifiable Loss had not been incurred, and no payment had been made in respect of such Indemnifiable Loss by the Indemnifying Party over (ii) the aggregate amount of Taxes actually shown as due and payable on such Tax returns.

                  SECTION 5.11 MCI Agreement. Notwithstanding Sections 5.01, 5.02, 5.03, 5.04 and 5.05, each of the parties hereto agrees to indemnify and hold the other parties hereto harmless for any Liability under the MCI Agreement attributable to the failure of such party to meet the required targets under the MCI Agreement set forth on Schedule 5.11.

                  SECTION 5.12 Survival of Indemnities. The obligations of the parties under this Article V shall survive the sale or other transfer by any of them of any Assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such Assets, businesses or Liabilities.

                                   ARTICLE VI
                                    COVENANTS

                  SECTION 6.01 Provision of Corporate Records. Prior to or as promptly as practicable after the Distribution Time, the Company shall deliver to each Distributed Company copies of, or, if in the possession of such Distributed Company or its Subsidiaries, such Distributed Company shall retain, all corporate books and records and the relevant portions (or copies thereof) of all corporate books and records relating directly and primarily to such Distributed Company's Assets, such Distributed Company's Business, or such Distributed Company's Liabilities, including, in each case, all agreements, litigation files and government filings, whether or not active; provided however, that if original versions of the above documents are in the possession of the Company and not in the possession of the relevant Distributed Company, the Company shall deliver said originals to such relevant Distributed Company. From and after the Distribution Time, all such books, records and other items or such copies thereof shall be the property of such Distributed Company; provided however, that nothing in this Section 6.01 shall preclude the Company from retaining duplicates of all such corporate records that are delivered to a Distributed Company.

                  SECTION 6.02 Access to Information. From and after the Distribution Time each party hereto shall afford to each other party and their respective authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (at such other party's expense) during normal business hours and upon reasonable advance notice, subject to the confidentiality provisions hereof and any additional appropriate restrictions for classified, privileged or confidential information, to all Information within the possession or control of such party or to which it has access relating to the business, Assets or Liabilities of such other party as they existed prior to the Distribution Time or relating to or arising in connection with the relationship between the Retained Business, on the one hand, and the Distributed Companies' Businesses, on the other hand, on or prior to the Distribution Time, insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                  SECTION 6.03 Retention of Records. Except as provided in this Agreement or any of the Ancillary Agreements or as otherwise agreed in writing, if any Information relating to the business, Assets or Liabilities of a party hereto, as they existed prior to the Distribution Time or as they are transferred, assumed or imposed pursuant to this Agreement, is retained by one of the other parties hereto, the party retaining such Information shall, and shall cause its Subsidiaries to, retain all such Information in such party's possession or under its control until such Information is at least ten years old except that if, prior to the expiration of such period, the party retaining such information wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such

Information, (a) such party shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

                  SECTION 6.04 Witness Services. From and after the Distribution Time, each of the parties hereto shall use commercially reasonable efforts to make available to each other party hereto, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution, investigation or defense of any Action or threatened Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action or threatened Action between the requesting party and the other party.

                  SECTION 6.05 Reimbursement. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing books and records, access to Information or witness services to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for supplies, disbursements and other out-of-pocket expenses and direct and indirect costs of employees, as may be reasonably incurred in providing such books and records, access to Information or witness services.

                  SECTION 6.06  Confidentiality.

                         (a) Each party hereto shall keep, and shall cause its
Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 6.06 and not to disclose such Information to any other Person or entity. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any Person or entity except as may be required by law or judicial process or in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements and, in each case, in accordance with this Section 6.06. Each party agrees to be responsible for any breach of this confidentiality provision by any of its Representatives.

                         (b) In the event that any party hereto or any of its
Representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), or determines that it is necessary in connection with the enforcement of its rights under this Agreement or any of the Ancillary Agreements, to disclose all or any part of the other party's Information, the receiving party or its Representatives shall promptly notify the other party of such compulsion or determination in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information which, in the opinion of the receiving party's outside counsel, is legally required to be disclosed, and shall exercise all commercially reasonable efforts to assure that confidential treatment will be accorded such Information by the Persons or entities receiving such Information. The providing party shall be given an opportunity to review the Information prior to disclosure.

                  SECTION 6.07 Further Assurances. In case at any time after the Distribution Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers at such time of each party to this Agreement shall promptly take all such action. Without limiting the foregoing, the Company and the Distributed Companies or their respective Subsidiaries, as appropriate, shall use commercially reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required or are reasonably necessary for the consummation of the Transactions, including, without limitation, all applicable governmental and regulatory filings. In addition, the Company shall use commercially reasonable efforts to obtain releases of all liens on the Distributed Companies' Assets that exist as a result of the Company Credit Agreement.


                                   ARTICLE VII
                                    INSURANCE

                  SECTION 7.01 General. Except as provided in this Article, the Company shall keep in effect all policies under its Insurance Program as of the date hereof insuring the Distributed Companies' Assets and the operations of the Distributed Companies' Businesses until 12:00 midnight (Eastern time) on the Distribution Date, except to the extent that a Distributed Company shall have earlier obtained appropriate coverage and notified the Company in writing to that effect. Beginning at 12:01 a.m. on the day following the Distribution Date, the Distributed Companies will cease to be insured under all policies in the Company's Insurance Program.

                  SECTION 7.02  Distributed Companies' Insurance.

                         (a) Each Distributed Company will purchase and pay for
the types and amounts of insurance coverage that it reasonably deems appropriate and sufficient for the period beginning on and continuing after the Distribution Date, including Broad Form Contractual Liability insurance coverage as to such Distributed Company's indemnity obligations set forth in this Agreement.

                         (b) Each Distributed Company agrees that the Company
has made no warranty, expressed or implied, and no representation that the insurance described in Sections 7.01 or 7.02(a) above is or will be adequate or sufficient to meet such Distributed Company's current or future insurance needs.

                  SECTION 7.03 Access to the Company's Insurance Program. Each Distributed Company and its Affiliates shall have access through the Company after the Distribution Date to such coverages and limits as may be available under the Company's Insurance Program for Covered Claims occurring prior to the Distribution Date. Such access shall be subject to available coverage and to all of the terms, conditions, exclusions, retentions and limits of such Policies.

                  SECTION 7.04 Insurance Recoveries. The Company shall use reasonable efforts to obtain Recoveries for the Distributed Companies and their Affiliates from the Company's insurance carriers for coverage available under
Section 7.03 and shall keep the Distributed Companies reasonably informed of the Company's efforts under this Section 7.04. The Company will reimburse the Distributed Companies for any Recovery obtained by it on behalf of such Distributed Company or Affiliate thereof pursuant to such claims; provided, however, that Special Insurance Recoveries shall be shared between the Company and the relevant Distributed Company in the same manner as any net recoveries of an Acquisition Claim of such Distributed Company (payable at that time) would be shared between the Company and such Distributed Company pursuant to Section 2.09, including that, if the net recoveries from an Acquisition Claim of such Distributed Company are not required to be shared in any manner with the Company pursuant to Section 2.09, any Special Insurance Recoveries related to such Distributed Company should be entirely payable to it. Any Distributed Company receiving a Recovery in its entirety under this Section 7.04 shall pay all costs incurred by the Company after the Distribution Date in making the related claim pursuant to this Section 7.04, including the salaries of the Company's officers and employees based on the portion of time spent on such claims ("Recovery Costs"), and such Recovery Costs incurred in pursuing the claim may be deducted from the Recovery. As to any Recovery Costs incurred in relation to Special Insurance Recoveries, the party or parties receiving such Special Insurance Recoveries, or a portion thereof, shall bear the related Recovery Costs in proportion to the share of the Special Insurance Recoveries such party receives. Each Distributed Company agrees to make available to the Company such of its employees as the Company may reasonably request as witnesses or deponents in connection with the Company's management of claims, at such Distributed Company's sole cost and expense notwithstanding Sections 6.04 and 6.05. Each Distributed Company agrees that, if the Company has paid a Recovery to it for such a claim and such Distributed Company receives proceeds from any other person with respect to such claim, it will pay over to the Company the amount of proceeds it has received.

                  SECTION 7.05 Insurance Representations. Each Distributed Company hereby represents and warrants to the Company that no representation by such Distributed

Company (or any of its officers, directors or Subsidiaries) relating to information underlying any Insurance Policy of the Company contains an untrue statement of material fact or omits to state a material fact necessary to make a statement contained therein, in light of the circumstances under which they were made, not misleading with respect to such information.

                  SECTION 7.06 Assignment. Nothing in this Agreement shall be deemed to constitute (or to reflect) an assignment of any insurance policy or insurance benefit.

                  SECTION 7.07 Deductibles and Maximums.

                         (a) To the extent that there are deductible amounts or
retentions applicable to potential insurance recoveries for claims of the Company or a Distributed Company that are not per-occurrence deductibles, the Company shall allocate such deductibles or retentions in such manner as the Company or a Distributed Company, as applicable, determines, in good faith, is fair and reasonable. For purposes of this Section 7.07, the parties agree that it is fair and reasonable to allocate the deductibles, if any, first to any claims based on recklessness, bad faith or wilful misconduct.

                         (b) To the extent that the Recoveries for any
particular group of claims of the Company or a Distributed Company may be subject to overall policy limits, the Company shall allocate Recoveries in such manner as the Company determines, in good faith, is fair and reasonable.

                  SECTION 7.08 Conflicts Between Article VII and the Company's Insurance Program. Any provision of this Agreement that conflicts with any term or provision of the Company's applicable insurance policies shall be void.

                  SECTION 7.09 Maintenance of Insurance Policies. Each of the Company and the Distributed Companies covenants to maintain insurance policies related to such Company's or Distributed Company's indemnification obligations under this Agreement with similar covenants, limits and deductibles as in effect as of 12:01 a.m. on the day following the Distribution Date for a period of four years from such date and time.


                                  ARTICLE VIII
                                   CONDITIONS

                  SECTION 8.01 Conditions to Obligations of the Company. The obligation of the Company to consummate the Distributions hereunder shall be subject to the satisfaction or waiver of each of the following conditions:

                         (a) All of the transactions contemplated by Article II
hereof to occur prior to the Distribution Time shall have been consummated.

                         (b) The Distribution Shares to be issued in the
Distributions shall have been approved for trading on the NASDAQ, subject only to official notice of issuance.

                         (c) All filings required to be made prior to the
Distribution Time with, and all consents, approvals and authorizations required to be obtained prior to the Distribution Time from, any government or any court, arbitral tribunal, administrative agency or commission or other regulatory authority, agency or commission, governmental or otherwise, in connection with the consummation of the Preliminary Transactions, the Distributions and any other transaction contemplated hereby shall have been made or obtained, except where the failure to make or obtain the same would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of the Company, the Distributed Companies or any of their respective Subsidiaries, or on the ability of any thereof to consummate the transactions contemplated hereby, or to perform its obligations under this Agreement or any of the Ancillary Agreements to which it is or will be a party.

                         (d) Each of the Ancillary Agreements shall have been
executed and delivered by each of the parties thereto and shall be in full force and effect in accordance with its terms.

                         (e) Each of the registration statements on Forms S-1
under the Securities Act filed with the SEC by the Distributed Companies in connection with the Distributions shall have become effective under the Exchange Act, no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated by the SEC; and the Information Statements shall have been or shall be simultaneously or promptly mailed to holders of Distribution Shares in accordance with the rules, regulations and policies of the SEC.

                         (f) No statute, rule or regulation or temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect that prohibits consummation of the Preliminary Transactions or the Distributions.

                         (g) All conditions to the Tender Offer shall have been
satisfied or waived by the Company, and the Tender Offer shall have been consummated prior to or on the Distribution Date.

                         (h) The Company and each of the Distributed Companies
shall have received an opinion of Wilmer, Cutler & Pickering, counsel to the Company, that for U.S. federal income tax purposes the Distributions will qualify as tax-free spin-offs under Section 355 of the Code and will not be taxable under Section 355(e) of the Code. In rendering such opinion, such counsel shall be entitled to rely on certain assumptions and representations provided by the Company, the Distributed Companies and CDR-PC and certain other information, data, documentation and other materials that Wilmer, Cutler & Pickering deems necessary.


                                   ARTICLE IX
                               DISPUTE RESOLUTION

                  SECTION 9.01 Mediation and Binding Arbitration. Except as may be expressly provided in any of the Ancillary Agreements or in any other agreement between the parties entered into pursuant hereto, if a dispute, controversy or claim (collectively, a "Dispute") between the Company and any of the Distributed Companies or any of their respective Affiliates arises out of or relates to this Agreement, any Ancillary Agreement, or any other agreement entered into pursuant hereto or thereto, including, without limitation, the breach, termination, enforceability, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, the Company and such Distributed Company agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole and exclusive remedy (except as provided in Section 10.11 below), to resolve the Dispute.

                  SECTION 9.02 Initiation of Negotiation. A party seeking to initiate the procedures shall provide written notice to the other party, describing briefly the nature of the Dispute. A meeting shall be held between the parties within 10 days of the receipt of such notice, attended by executives who have decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

                  SECTION 9.03 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute at the earliest possible date to mediation conducted in accordance with the Commercial Mediation Rules of the AAA, and to bear equally the costs of the mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days or such longer period as they may mutually agree following the initial mediation session (the "Mediation Period").

                  SECTION 9.04 Selection of Mediator. The parties will jointly appoint a mutually acceptable and neutral mediator. If they are unable to agree upon such appointment within 20 days from the conclusion of the negotiation period, a mediator shall be appointed by the AAA pursuant to the Commercial Mediation Rules of the AAA.

                  SECTION 9.05 Treatment of Negotiation and Mediation. All negotiations and mediations pursuant to this Article shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules.

                  SECTION 9.06  Arbitration.

                         (a) Notwithstanding the foregoing provisions of this
Article IX, at the end of the Mediation Period any party may submit the matter to binding arbitration conducted in accordance with the Commercial Arbitration Rules of the AAA, by one or three arbitrators(s) selected in accordance with the provisions of Section 9.06(b). Any arbitration proceeding hereunder shall be held in the city of New York, New York, and shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Any arbitral award hereunder shall be in writing, state the reasons for the award and be final and binding on the parties.

                         (b) The parties shall seek to appoint jointly a
mutually acceptable sole arbitrator. If the parties cannot agree on an acceptable sole arbitrator within 10 days after the commencement of the arbitration, the Dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties within 20 days after commencement of the arbitration, and the third arbitrator selected by the other two arbitrators within 15 days of appointment of the first two arbitrators. If either side fails to appoint an arbitrator within 20 days after the commencement of the arbitration, then that arbitrator shall be appointed by the AAA, which shall promptly notify the parties of such appointment. If the first two arbitrators appointed fail to appoint a third arbitrator within the 15-day period prescribed above, then the AAA shall appoint the third arbitrator and shall promptly notify the parties of the appointment. References herein to the "Arbitrator" shall mean the sole arbitrator or the three-arbitrator panel, as the case may be.

                         (c) In the event the Dispute involves (i) valuation of
a liability under (A) this Agreement, (B) any Ancillary Agreement or (C) any other agreement entered into by the parties pursuant to this Agreement or any Ancillary Agreement, (ii) an amount in controversy in a Dispute or (iii) the amount of damages following a determination of liability, the arbitration shall proceed in the following manner: Each party shall submit to the Arbitrator and exchange with each other, on a schedule to be determined by the Arbitrator, a proposed valuation, amount or damages, as the case may be, together with a statement, including all supporting documents or other evidence upon which it relies, setting forth such party's explanation as to why its proposal is reasonable and appropriate. The Arbitrator, within 15 days of receiving such proposals and supporting documents, shall choose between the two proposals and shall be limited to awarding only one or the other of the two proposals submitted.

                         (d) Cost of Arbitration. The costs of arbitration shall
be apportioned between the parties to the arbitration as determined by the Arbitrator in such manner as the Arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding and the result of the arbitration.

                         (e) Arbitration Period. Any arbitration proceeding
shall be concluded in a maximum of six (6) months from the commencement of the arbitration. The parties involved in the proceeding may agree in writing to extend the arbitration period if necessary to appropriately resolve the Dispute.

                  SECTION 9.07 Confidentiality. All negotiation, mediation and arbitration proceedings under this Article shall be treated as confidential Information in accordance with the provisions of Section 6.06 hereof. Any mediator or the Arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section
6.06 hereof.

                  SECTION 9.08 Notices. All notices by one party to the other party in connection with the dispute resolution provisions set forth in this Article shall be in accordance with the provisions of Section 10.05 hereof.

                  SECTION 9.09 Consolidation. The Arbitrator may consolidate an arbitration under this Agreement with any arbitration arising under or relating to the Ancillary Agreements or any other agreement between the parties entered into pursuant hereto, as the case may be, if the subject of the Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.


                                    ARTICLE X
                                  MISCELLANEOUS

                  SECTION 10.01 Modification, Amendment or Termination. This Agreement may not be modified, amended or terminated except by an agreement in writing signed by each of the parties hereto and approved by the board of directors of each of the parties hereto; provided, however, that (a) any modification or amendment to this Agreement that is adverse to the rights or interests of CDR-PC, as a stockholder or warrantholder of the Company, and (b) any termination of this Agreement, shall not be effective unless such modification, amendment or termination was approved by an affirmative vote of not less than three-fourths of the members of the board of directors of the Company; provided further, however, that the preceding proviso shall apply only for so long as CDR-PC has the right to designate at least two nominees to the board of directors of the Company pursuant to Section 4.01(b) of the Investment Agreement; provided further, however, that Article V shall not be terminated, modified or amended after the Distribution Time in respect of the third party beneficiaries thereto without the consent of such persons.

                  SECTION 10.02 Waiver; Remedies. The conditions to the Company's obligation to consummate the Distributions are for the sole benefit of the Company and may be waived by the Company in whole or in part in its sole discretion. No delay on the part of the Company or the Distributed Companies in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either the Company or the Distributed Companies of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                  SECTION 10.03 Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  SECTION 10.04 Notices. Any notice, request, instruction or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service with proof of delivery, or (iii) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                      (a)     If to Printco:

                              Workflow Management, Inc.
                              240 Royal Palm Way
                              Palm Beach, FL  33480
                              Attention: Thomas B. D'Agostino
                              Telefacsimile:  (561) 659-7793

                      (b)     If to Schoolco:

                              School Specialty, Inc.
                              1000 North Bluemound Drive
                              Appleton, Wisconsin  54914
                              Attention:  Daniel P. Spalding
                              Telefacsimile:  (920) 734-6276

                      (c)     If to Techco:

                              Aztec Technology Partners, Inc.

                              52 Roland Street
                              Boston, Massachusetts  02129
                              Attention:  James E. Claypoole
                              Telefacsimile:  (617) 623-5888

                      (d)     If to Travelco:

                              Navigant International, Inc.
                              84 Inverness Circle East
                              Englewood, Colorado  80112-5314
                              Attention:  Edward S. Adams
                              Telefacsimile:  (303) 706-0770

                      (e)     If to the Company:

                              U.S. Office Products Company
                              1025 Thomas Jefferson Street, N.W., Suite 600 East Washington, D.C. 20007-5490
                              Attention: Mark D. Director, Esq.
                              Kathleen Delaney, Esq.
                              Telefacsimile: (202) 339-6733

                              with copies to:

                              Wilmer, Cutler & Pickering
                              2445 M Street, N.W.
                              Washington, D.C. 20037
                              Attention:  George P. Stamas, Esq.
                              Telefacsimile:  (202) 663-6363

                              and

                              Clayton, Dubilier & Rice, Inc.
                              375 Park Avenue
                              18th Floor
                              New York, NY  10152
                              Attention:  Brian D. Finn
                              Telefacsimile:  (212) 407-5200

                              and

                              Debevoise & Plimpton
                              875 Third Avenue

                                 New York, NY  10022
                                 Attention:  Franci J. Blassberg, Esq.
                                 Telefacsimile: (212) 909-6836


                  SECTION 10.05 Entire Agreement. This Agreement and the Ancillary Agreements (including Exhibits, Annexes and Schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

                  SECTION 10.06 Certain Obligations. Whenever any Ancillary Agreement requires any of the Subsidiaries of any party to such Ancillary Agreement to take any action, this Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

                  SECTION 10.07 Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale or transfer of all or substantially all the Assets or stock of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party. Otherwise, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 10.08 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  SECTION 10.09 Severability. If any provision of this Agreement or any of the Ancillary Agreements or the application thereof to any person or circumstance is determined to be invalid, void or unenforceable by a court of competent jurisdiction or by one or more arbitrator(s), the remaining provisions thereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  SECTION 10.10 Equitable Relief. No provision of this Agreement shall preclude any party from seeking equitable relief to prevent any immediate, irreparable harm to its interests, including multiple breaches of this Agreement or the Ancillary Agreements by another party. Otherwise, the procedures set forth in Article IX regarding dispute resolution are exclusive and shall be fully exhausted prior to the initiation of litigation. Any party to this Agreement may also seek specific enforcement of the Arbitrator's decision under Article IX; the opposing party's only defense to such a request for specific performance shall be fraud by or on the Arbitrator.

                  SECTION 10.11 Third Party Beneficiaries. Except as provided in
Article V relating to Indemnitees and Sections 10.01 and 10.02 relating to modification, amendment and termination, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates, directors and officers, and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 10.12 Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Time.

                  SECTION 10.13 Exhibits and Schedules. The Exhibits and Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 10.14 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

                  SECTION 10.15 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agree that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section
10.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. This consent to jurisdiction provision does not, in any way, limit the force and effect of the requirements set forth in Article IX regarding resolution of Disputes.

                  SECTION 10.16 Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 10.17 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Time.

                  SECTION 10.18 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Distribution to be duly executed as of the day and year first above written.

                                 U.S. OFFICE PRODUCTS COMPANY


                                 By   /s/ Mark D. Director
                                 -----------------------------
                                 Name:  Mark D. Director
                                 Title: Executive Vice President-Administration

                                 WORKFLOW MANAGEMENT, INC.

                                 By   /s/ Thomas B. D'Agostino
                                 -----------------------------
                                 Name:  Thomas B. D'Agostino
                                 Title: President

                                 SCHOOL SPECIALTY, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 AZTEC TECHNOLOGY PARTNERS, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 NAVIGANT INTERNATIONAL, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Distribution to be duly executed as of the day and year first above written.

                                 U.S. OFFICE PRODUCTS COMPANY


                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 WORKFLOW MANAGEMENT, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 SCHOOL SPECIALTY, INC.

                                 By  /s/ Daniel P. Spalding
                                 -----------------------------
                                 Name:  Daniel P. Spalding
                                 Title: President

                                 AZTEC TECHNOLOGY PARTNERS, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 NAVIGANT INTERNATIONAL, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Distribution to be duly executed as of the day and year first above written.

                                 U.S. OFFICE PRODUCTS COMPANY


                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 WORKFLOW MANAGEMENT, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 SCHOOL SPECIALTY, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 AZTEC TECHNOLOGY PARTNERS, INC.

                                 By  /s/ James E. Claypoole
                                 -----------------------------
                                 Name:  James E. Claypoole
                                 Title: Chairman

                                 NAVIGANT INTERNATIONAL, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Distribution to be duly executed as of the day and year first above written.

                                 U.S. OFFICE PRODUCTS COMPANY


                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 WORKFLOW MANAGEMENT, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 SCHOOL SPECIALTY, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 AZTEC TECHNOLOGY PARTNERS, INC.

                                 By
                                 -----------------------------
                                 Name:
                                 Title:

                                 NAVIGANT INTERNATIONAL, INC.

                                 By  /s/ Edward S. Adams
                                 -----------------------------
                                 Name:  Edward S. Adams
                                 Title: President

                                                                     Exhibit II

                                             Agreement and Plan of Distribution


                          Distributed Company Subsidiaries


I.       Printco Subsidiaries

         1.   Astrid Offset Corp.
         2.   Data Business Forms Limited
         3.   Hano Document Printers, Inc.
         4.   Huxley Envelope Corp.
         5.   Pocono Envelope Corp.
         6.   Rex Envelope Co., Inc.
         7.   SFI of Delaware, LLC
         8.   United Envelope, LLC
         9.   3303471 Canada Limited
         10.  Data Business Forms Limited
         11.  1186202 Ontario Limited (1)

II.      Schoolco Subsidiaries

         1.   Childcraft Education Corp.
         2.   Don Gresswell Ltd.
         3.   Sax Arts & Crafts, Inc.
         4.   School Specialty, Inc.
         5.   Re-Print, LLC
         6.   Bird-in-Hand, Inc.

III.     Techco Subsidiaries

         1.   Aztec LLC
         2.   Bay State LLC
         3.   Compel LLC
         4.   Digital Network Associates, Inc.
         5.   Entra Computer Corp.
         6.   Fortran Corp.


-------------------
(1) But excluding (x) 1186203 Ontario Limited, 1243231 Ontario Limited and 1203803 Ontario Limited (and their respective Subsidiaries), all of which are Retained Subsidiaries, and (y) 1255994 Ontario Limited and its Subsidiaries, all of which are Travelco Subsidiaries.

               7.  Mahon Communications Corporation
               8.  Office Equipment Services Co., Inc.
               9.  Professional Computer Solutions, Inc.
              10.  Professional Network Services, Inc.

  IV.         Travelco Subsidiaries

               1.  AQUA Software Products, Inc.
               2.  Associated Travel Services, LLC
               3.  Atlas Travel Service Ltd.
               4.  Envision Vacations, Inc.
               5.  Evans Travel Group, Inc.
               6.  Jekela Investments Ltd.
               7.  McGregor Travel Management, Inc.
               8.  MTA, Inc.
               9.  MTMUK Acquisition Corp.
              10.  Mutual Travel, Inc.
              11.  Omni Travel Service, Inc.
              12.  Professional Travel Corporation
              13.  Simmons Associates, Inc.
              14.  St. Pierre Enterprises, Inc.
              15.  Travel Arrangements, Inc.
              16.  Travel Consultants, Inc.
              17.  Wareheim Travel Services, Inc.
              18.  1255994 Ontario Limited

                                                                Exhibit III

                                         Agreement and Plan of Distribution


                         Estimated Pro Rata Share Percentages


Navigant International, Inc.                     5.2%

Aztec Technology Partners, Inc.                  8.2%

School Specialty, Inc.                          11.9%

Workflow Management, Inc.                        9.1%

U.S. Office Products Company                    65.6%

                                                                      Exhibit IV

                                              Agreement and Plan of Distribution

                               Shared Liabilities
                               ------------------

              The following are Shared Liabilities under clause (ii) of the definition of Shared Liability in the Agreement:

              (1.) Liabilities arising out of Pierce v. Ledecky et al., filed April 14, 1998, in the Court of Chancery of the State of Delaware.

                                                                       Exhibit V

                                              Agreement and Plan of Distribution


               Shared Liabilities: Information Statement Sections
               --------------------------------------------------

                  Any Liability arising out of any of the following sections of the Information Statements as indicated below shall be a Shared Liability:


Information                Sections
Statement
All Distributed            "Risk Factors -- Potential Conflicts of Interest in the Distributions"
Companies
                           "Risk Factors -- Tax Matters"

                           "Risk Factors -- Potential Liability for Taxes Related to the
                           Distributions"

                           "Risk Factors -- Possible Limitations on Issuances of Common Stock"

Workflow                   "Summary -- Background of the Workflow Distribution" and all
Management, Inc.           subsections thereunder

                           "The Workflow Distribution" and all subsections thereunder

                           "Principal Stockholders of Workflow Management"

                           "The Spin-Offs from U.S. Office Products" and all subsections thereunder

School Specialty,          "Summary -- Background of the School Specialty Distribution" and all
Inc.                       subsections thereunder

                           "The School Specialty Distribution" and all subsections thereunder

                           "Principal Stockholders of School Specialty"

                           "The Spin-Offs from U.S. Office Products" and all subsections thereunder



Information                Sections
Statement

Aztec Technology           "Summary -- Background of the Technology Distribution" and all
Partners, Inc.             subsections thereunder

                           "The Technology Distribution" and all subsections thereunder

                           "Principal Stockholders"

                           "The Spin-Offs from U.S. Office Products" and all subsections thereunder

Navigant                   "Summary -- Background of the Travel Distribution" and all subsections
International, Inc.        thereunder

                           "The Travel Distribution" and all subsections thereunder

                           "Principal Stockholders of Navigant"

                           "Arrangements Among U.S. Office Products, Navigant and the Other
                           Spin-Off Companies After the Distributions" and all subsections thereunder



                                                                Schedule 2.06

                                           Agreement and Plan of Distribution

                                Specified Guarantees
                                --------------------



(1.)    Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated
        May 15. 1998 between Mario DiBenedetto and Aztec Technology Partners, Inc. ("Aztec"), with obligations guaranteed by U.S. Office Products Company;

(2.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Andrew Wright and Aztec, with obligations guaranteed by U.S. Office Products Company;

(3.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Thomas Genega and Aztec, with obligations guaranteed by U.S. Office Products Company;

(4.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between John Tammi and Aztec, with obligations guaranteed by U.S. Office Products Company;

(5.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Mitchell Mond and Aztec, with obligations guaranteed by U.S. Office Products Company;

(6.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Jim Silvey and Aztec, with obligations guaranteed by U.S. Office Products Company;

(7.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Joseph Fung and Aztec, with obligations guaranteed by U.S. Office Products Company; and

(8.) Aztec Technology Partners, Inc. PCSI Key Employee Agreement dated May 15, 1998 between Art Meisler and Aztec, with obligations guaranteed by U.S. Office Products Companyx.

                                                                   Schedule 2.08

                                              Agreement and Plan of Distribution

                                  Debt Amounts

Workflow Management, Inc.                            $ 30.0 million

School Specialty, Inc.                               $ 80.0 million

Aztec Technology Partners, Inc.                      $  5.0 million

Navigant International, Inc.                         $ 15.0 million



                                                                Schedule 2.09

                                           Agreement and Plan of Distribution

                              Net Recovery Amounts
                              --------------------


Workflow Management, Inc.                    $20.0 million

School Specialty, Inc.                      $70.0 million


                                                                   Schedule 2.10

                                              Agreement and Plan of Distribution


                         Distribution of Pledged Shares

1.                Statement of Purpose

                  Pursuant to the Distributions, any person who owns shares of Company Common Stock as of the Distribution Record Date is entitled to receive Distribution Shares in respect of such stock, including Distribution Shares in respect of any Company Common Stock pledged as collateral security by such shareholder as a seller under an Acquisition Agreement. However, under the Acquisition Agreements with such selling stockholders, the Company is entitled to retain as pledged shares all non-cash dividends paid on Company Common Stock. Therefore, Distribution Shares distributed to such sellers in respect of any Company Common Stock that remains pledged as of the Distribution Date shall be considered pledged under the relevant Acquisition Agreement and shall be held by the Company as set forth in Section 2.10 of the Agreement as security for the payment of claims of the Company or the relevant Distributed Company against such seller. The following provisions govern the holding, distribution and valuation of the Pledged Shares after the Distributions.

2.                Definitions

                  "Adjusted Value" shall mean, as to any Original Pledged Shares or any Distributed Company Pledged Shares, the value of such shares after the Distributions as determined pursuant to clause 4.

                  "Distributed Company Pledged Shares" shall mean all Distribution Shares distributed in respect of the Original Pledged Shares remaining subject to the pledge.

                  "Historical Value" shall mean, as to any Original Pledged Share, the value assigned to it under the Acquisition Agreement pursuant to which such Original Pledged Share was pledged.

                  "Original Pledged Share" shall mean any share of Company Common Stock pledged or assigned to the Company prior to the Distribution Date (and remaining pledged or assigned as of the Distribution Date) as collateral security by a seller of a Distributed Company Subsidiary (or a division within such Subsidiary or Distributed Company) under the Acquisition Agreement governing such sale.

                  "Pledged Shares" shall mean, collectively, the Original Pledged Shares and the Distributed Company Pledged Shares.

                  "Trading Price" shall mean, as to any share of common stock, the price at which such share is trading on the open market at the close of the trading on a specified day.

3.                Terms

                  (a) As of the Distribution Date, the Company shall continue to hold all Original Pledged Shares pledged under the Acquisition Agreements pursuant to which the Distributed Company Subsidiaries (or divisions within such Subsidiaries or Distributed Companies) were acquired by the Company or any of its Subsidiaries (or any cash resulting from liquidation of such Original Pledged Shares or from the tender of such Original Pledged Shares in the Equity Tender) for the benefit of the Company and the relevant Distributed Companies, as applicable. The Company shall, after the Distribution Date, similarly hold the Distributed Company Pledged Shares paid as a dividend on such Original Pledged Shares. In the event it is determined after the Distribution Date that a Distributed Company is entitled to a recovery under an Acquisition Claim and such claim is secured by Pledged Shares held by the Company, the Company shall distribute such shares as set forth below; provided, however, that, as to any Acquisition Claim, no Pledged Shares shall be released to the Company or a Distributed Company unless and until (i) the decision of the arbitrator or court of competent jurisdiction concerning such Acquisition Claim is final and non-appealable, or (ii) there has been a final settlement of such Acquisition Claim and the Company has been released from all claims against it by the seller under the related Acquisition Agreement (or the Company is otherwise reasonably satisfied that the resolution of the Acquisition Claim will not impose liability on it).

                  (b) In the event it is finally determined after the Distribution Date that a Distributed Company is entitled to a recovery under an Acquisition Claim and such claim is secured by Pledged Shares, the Company shall distribute to such Distributed Company (in accordance with the provisions of the related Acquisition Agreement) Pledged Shares (or cash related thereto) equal in value to the value of the recovery to which the Distributed Company is entitled (excluding the amount, if any, of the net recovery to which the Company is entitled under Section 2.09 of the Agreement). The shares to be distributed shall be distributed from the pool of Pledged Shares for that particular seller in the following order of preference: (i) from the common shares of such Distributed Company, to the extent available, (ii) from the common shares of the other Distributed Companies in equal proportions, to the extent available, and
(iii) from Company Common Stock.

                  (c) In the event it is determined after the Distribution Date that the Company is entitled to a recovery under an Acquisition Claim and such claim is secured by Pledged Shares, the Company shall withdraw (in accordance with the provisions of the related Acquisition Agreement) Pledged Shares (or cash related thereto) equal in value to the net recovery to which it is entitled. The shares to be withdrawn shall be withdrawn from the pool of Pledged Shares in the following order of preference: (i) from Company Common Stock, to the extent available, and (ii) from the common shares of the Distributed Companies in equal proportions, to the extent available.

                  (d) In the event of a distribution or withdrawal of Pledged Shares as described in (b) or (c) above, the Company shall first distribute or withdraw, as applicable, all cash held in escrow as a result of the liquidation or tender of the Pledged Shares, if any.

4. Valuation. For purposes of determining the value of the Pledged Shares to be released pursuant to Section 2.10 and this Schedule 2.10 under any Acquisition Agreement for a transaction accounted for as a pooling or where the relevant Acquisition Agreement does not provide for the valuation of Pledged Shares as of a date after the Distribution Date, the per share value of the Original Pledged Shares or Distributed Company Pledged Shares, as the case may be, shall equal the product of (i) such entity's Allocable Share times (ii) the Historical Value of one underlying Original Pledged Share. The Allocable Share with respect to the Distributed Company Pledged Shares of any particular Distributed Company shall be the fraction (x) the numerator of which is the initial public offering price of such Distributed Company in the Offering and (y) the denominator of which is the average closing price of the Company's Common Stock for the lesser of (1) ten business days preceding the Distributions, or (2) the number of business days falling between the expiration of the Equity Tender and the completion of the Distributions. The Allocable Share with respect to the Original Pledged Shares of the Company shall be the number one minus the Allocable Shares for each of the Distributed Companies.

5. Restrictions of Revalued Pledged Shares. The parties agree that they will dispose of any Original Pledged Shares and Distributed Company Pledged Shares received pursuant to Section 2.10 and this Schedule 2.10 as follows:

                           (i) Each Distributed Company agrees to retire any and all Pledged Shares comprised of its own common shares that are received in respect of Acquisition Claims; and

                           (ii) Each Distributed Company agrees to sell in ordinary open market transactions, as soon as practicable, any and all Pledged Shares comprised of common shares of the Company and any other Distributed Company that are received in respect of Acquisition Claims.

                           (iii) The parties further agree and acknowledge that any Company Common Stock received by the Distributed Companies pursuant to Section 2.10 and this Schedule
                           2.10 may be restricted stock (as defined in Rule 144 of the Securities Act) and may not be resold without registration or an opinion that such shares may be transferred without registration under the Securities Act.

                                                                  Schedule 2.11

                                             Agreement and Plan of Distribution


                               Other Transactions

    Licensing Agreement by and between the Company and Printco dated _______________, 1998 in relation to Imagenet (the "Imagenet Licensing Agreement").

                                                                   Schedule 5.11

                                              Agreement and Plan of Distribution


                        Terms Applicable to MCI Agreement

         1 Travelco will enter into a separate Special Customer Agreement with MCI Incor porated (the "Travel SCA"). None of the Company, Printco, Schoolco or Techco shall have any liability or obligation under the Travel SCA.

         2 The Company shall enter into an amended MCI Agreement (the "Amended Company SCA") pursuant to which the Company will have reduced obligations to buy capacity from MCI (the "Collective Minimums"), reflecting the creation of a separate Travel SCA with its own minimums. The Amended Company SCA will give the Company the right to have counted toward the Collective Minimums capacity purchased from MCI by its former subsidiaries, Printco, Schoolco and Techco (each, an "SCA Subpurchaser" and, collectively, the "SCA Subpurchasers"). Travelco shall not have any liability or obligation under the Amended Company SCA, and the SCA Subpurchasers will have no liabilities or obligations to MCI under the Amended Company SCA, but will have potential liabilities to the Company under this Exhibit 5.11 and the Distribution Agreement.

         3 The Amended Company SCA will provide that if the Company -- together with the SCA Subpurchasers -- shall collectively fail to achieve the Collective Minimums, penalties will be imposed on the Company. In order to allocate fairly the obligations under the Amended Company SCA, the Company and the SCA Subpurchasers hereby agree that if any such penalties are assessed against the Company, such liabilities shall be allocated among them as follows:

                  3.1 Attachment I sets forth the Company's and each of the SCA Subpurchasers' respective minimum purchasing requirements in four categories -- Annual Minimum, Local Minimum, Frame Minimum and Core Product Term Minimum (the "Separate Minimums").

                  3.2 If a penalty is imposed on the Company because of the failure to achieve any particular Collective Minimum under the Amended Company SCA, then each SCA Subpurchaser that failed to achieve its corresponding Separate Minimum shall be liable to the Company for that portion of the penalty imposed on the Company by MCI with respect to such Collective Minimum multiplied by the fraction (i) the numerator of which is the amount by which such SCA Subpurchaser's Separate Minimum exceeds the amount of such services actually purchased by such SCA Subpurchaser over the period for which the penalty applies, and (ii) the denominator of which is the sum, as to the entities listed on Attachment I that failed to achieve the relevant

                           Separate Minimum, of the amounts by which each such entity's relevant Separate Minimum exceeds the amount of such services actually purchased by such entity over the relevant term.

         4 The liabilities of any SCA Subpurchaser to the Company under the terms of this Exhibit 5.11 shall be treated under the Distribution Agreement as a Printco Liability, a Schoolco Liability or a Techco Liability, as the case may be. Such liabilities shall not be subject to the limitation on liabilities set forth in the second proviso to Sections 5.02, 5.03, 5.04 and 5.05. The liabilities of Travelco under the Travel SCA shall be treated as Travelco Liabilities under the Distribution Agreement.

US OFFICE PRODUCTS



                             MCI VOLUME COMMITMENTS



Table 1:  Annual Minimum*


                             Year 1                         Year 2                         Year 3
                       %              $               %               $              %                 $         Average (%)
                  -------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
USOP                     75.1%            3.83           74.9%            4.42          74.8%            5.09          74.9%
----------------------------------------------------------------------------------------------------------------------------
Print                    11.7%            0.60           11.6%            0.68          11.6%            0.79          11.6%
----------------------------------------------------------------------------------------------------------------------------
Tech                      4.0%            0.20            4.6%            0.27           4.7%            0.32           4.4%
----------------------------------------------------------------------------------------------------------------------------
Education                 9.2%            0.47            8.9%            0.53           8.9%            0.61           9.0%
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TOTAL                   100.0%            5.10          100.0%            5.90         100.0%            6.80         100.0%
----------------------------------------------------------------------------------------------------------------------------


$ = millions

*Includes inter- and intra-state long distance, international long distance, local, frame relay, access, leased lines, and dynamic routing.



Table 2:  Local Minimum


                             Year 1                         Year 2                         Year 3
                       %              $               %               $              %               $              Average (%)
                  --------------------------------------------------------------------------------------------------------------
USOP                     92.5%            0.50           85.0%            0.46          85.0%            0.46             87.5%
-------------------------------------------------------------------------------------------------------------------------------
Print                     2.7%            0.01            6.0%            0.03           6.0%            0.03              4.9%
-------------------------------------------------------------------------------------------------------------------------------
Tech                      3.4%            0.02            6.0%            0.03           6.0%            0.03              5.1%
-------------------------------------------------------------------------------------------------------------------------------
Education                 1.4%            0.01            3.0%            0.02           3.0%            0.02              2.5%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                   100.0%            0.54          100.0%            0.54         100.0%            0.54            100.0%
-------------------------------------------------------------------------------------------------------------------------------




$ = millions


Table 3:  Frame Minimum*


                             Year 1                         Year 2                         Year 3
                       %              $               %               $              %               $              Average (%)
                  -------------------------------------------------------------------------------------------------------------
USOP                     73.6%            0.51           73.6%            0.51          73.6%            0.51             73.6%
-------------------------------------------------------------------------------------------------------------------------------
Print                    15.4%            0.11           15.4%            0.11          15.4%            0.11             15.4%
-------------------------------------------------------------------------------------------------------------------------------
Tech                      0.4%            0.00            0.4%            0.00           0.4%            0.00              0.4%
-------------------------------------------------------------------------------------------------------------------------------
Education                10.6%            0.07           10.6%            0.07          10.6%            0.07             10.6%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                   100.0%            0.69          100.0%            0.69         100.0%            0.69            100.0%
-------------------------------------------------------------------------------------------------------------------------------



$ = millions

*Includes port and frame relay service but excludes access.



Table 4:  Core Product Term Minimum*


                            %              $
                      ------------------------
USOP                     74.9%           14.59
----------------------------------------------
Print                    11.6%            2.26
----------------------------------------------
Tech                      4.4%            0.86
----------------------------------------------
Education                 9.0%            1.75
----------------------------------------------
----------------------------------------------
TOTAL                   100.0%           19.47
----------------------------------------------



$ = millions

*Includes inter- and intra-state long distance, dynamic routing, frame relay, and access.